ORION NETWORK SYSTEMS, INC.
                           401(K) PROFIT SHARING PLAN
                            SUMMARY PLAN DESCRIPTION













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                                    SECTION 1
                                  INTRODUCTION

         Type Of Plan: Effective January 1, 1996, ORION NETWORK SYSTEMS, INC. (the Company) has amended its 40 1 (k) profit sharing plan (the Plan). The continuing purpose of the Plan is to provide those Employees who are eligible to participate with retirement benefits. The Plan may also provide benefits upon death, disability, or termination of employment with the Company.

         Summary Plan Description: This summary plan description describes in general the essential features of the Plan. Every effort has been made to insure that the information in this summary is correct, but if there are any discrepancies, the provisions of the actual Plan will govern. A copy of the Plan is on file at the Company office and may be read at any reasonable time.



                                    SECTION 2
                               PLAN ADMINISTRATION

         Trustees And Administrator: The Plan is administered by a written trust agreement between the Company and the Trustees: Stanley Cooper and LeMoyne Zacherl, whose address is 2440 Research Blvd., Suite 400, Rockville, MD 20850. The Trustees are responsible for investing all amounts credited to your Account except for those amounts which you choose to invest yourself (as explained in Section 6 in the paragraph titled Directed Investment Accounts). The Plan Administrator is responsible for all other matters connected with day to day operation of the Plan. This Plan's Administrator is ORION NETWORK SYSTEMS, INC., whose address is 2440 Research Blvd., Suite 400, Rockville, NM 20850; whose telephone number is 301/258-8101; and whose employer identification number is 52-1271418.

         Other Information: Tile Plan number is 001; the Plan Year (the accounting year) is a twelve month period beginning on January 1 and ending on December 31; and the Anniversary Date is December 31. Also, if it becomes necessary for you to bring legal action against the Plan, all legal papers must be served on either the Company, the Trustee, or the Administrator.



                                    SECTION 3
                               PLAN PARTICIPATION

         Eligibility Requirements: If you were a Participant in the Plan on January 1, 1996, you will continue to participate. If you were not a Participant on that date, you will be eligible to enter the Plan as a Participant when you reach age 21.

         Entry Date: You will actually enter the Plan as a Participant on the January 1st, the April 1st, the July 1st or the October 1st which coincides with or next follows the day on which you satisfy the eligibility requirements.

                                    SECTION 4
                          CONTRIBUTIONS AND ALLOCATIONS

         Deferral And Matching Contributions: You will be permitted to defer part of your Compensation during any Plan Year by up to a current maximum annual limit of $9,500. The amount you defer is called an elective deferral, which the Company will contribute to the Plan on your behalf. The Company may also, at its discretion, make a contribution matching all or part of the elective deferral you make for the Plan Year. Elective deferrals and matching contributions will be allocated to your Account on a dollar for dollar basis. Matching contributions may either be made in "cash" or in equivalent Company stock shares.

         Profit Sharing Contributions: In addition to your elective deferrals and matching contributions, the Company may also make additional discretionary "profit sharing" contributions to the Plan, which will be allocated to your Account in the ratio that your Compensation bears to the total Compensation of all Participants. This means that the amount of the discretionary contributions that are allocated to your Account will, as a percentage of your Compensation, be the same as the percentage allocated to all other eligible Participants. For example, if the Company makes a contribution equal to 10% of the total Compensation of all Participants, and your Compensation for the year is $25,000, the amount allocated to your Account would be $2,500 ($25,000 times 10%). For purposes of the Plan, your Compensation is limited to the first $150,000 you receive from the Company during the Plan Year.

         Earnings, Losses And Forfeitures: Your Account will also receive a pro rata allocation of the Plan's investment earnings and losses. Any earnings and losses will be allocated to your Account at least once a year, subject to certain exceptions set forth in the next paragraph pertaining to Participants who terminate during the Plan Year. The Plan may also experience forfeitures, which are those portions of Participants' Accounts in which they did not have a vested interest when they terminated participation in the Plan (see Termination Of Employment in Section 5). Forfeitures will used by the Company to fund its matching contribution, if any, for that year.

         Allocations To Terminated Participants: If your participation in the Plan ceases during the Plan Year for any reason, your Account will still receive an allocation of the elective deferrals you made for that Plan Year. If your participation ceases because you reach Normal Retirement Age, or because you die or become disabled (as defined in Section 5), your Account will also receive all of the other allocations described above; but if your participation ceases for reasons other than retirement, death or disability, your Account will only receive the other allocations if you complete at least 1000 hours of service and you are still employed by the Company on the last day of that Plan Year. However, notwithstanding the foregoing allocation rules, if you have an undistributed Account balance on the last day of any Plan Year after you terminate, your Account will also receive a pro rata allocation of the Plan's earnings and losses for that Plan Year.

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                                    SECTION 5
                                  PLAN BENEFITS

         Retirement And Disability Benefits: Upon reaching Normal Retirement Age, or upon becoming disabled while still employed by the Company, you will be entitled to receive 100% of your Account. Payment will generally be made shortly after the last day of the Plan Year in which you actually retire or become disabled.

         Definition Of Disability: You will be considered disabled for purposes of qualifying for disability benefits if you suffer a physical or mental condition after you become a Participant that totally and permanently prevents you from engaging in any occupation for compensation. Whether you are disabled will be decided by a doctor appointed by the Administrator, but you will not be considered disabled under the Plan if the disability is caused by (1) chronic or excessive use of intoxicants or other substances; (2) an intentionally self-inflicted injury or sickness; (3) an unlawful act on your part; or (4) military service if you qualify for a military disability pension.

         Death Benefit: If you die while still employed by the Company but before reaching Normal Retirement Age, 100% of your Account will be paid to your beneficiary. Payment will generally begin shortly after the last day of the Plan Year in which your death occurs. If you are married, 100% of your Account will automatically be paid to your surviving spouse unless he or she has waived that right, in which event you can name some other beneficiary to receive your Account. A beneficiary designation form is attached to this summary and should be completed and returned to the Administrator.

         Normal Retirement Age: Your Normal Retirement Age is the date you reach age 65. You may actually retire on the same date that you reach your Normal Retirement Age. You can also elect to postpone retirement and continue to work for the Company, in which event you will continue to participate in the Plan and your Account will continue to receive the allocations described in Section 4 until you actually retire.

         Termination Of Employment: If you leave the Company before you retire, die, or become disabled, you will only be entitled to your vested interest, which is the percentage of your Account to which you are entitled at any point in time. If your vested interest is $3,500 or less, it will be paid by the end of the Plan Year in which you incur a 1-Year Break in Service. If your vested interest is more than $3,500, it will be paid upon request, but only if you consent to the distribution. Your vested interest in all elective deferrals allocated to your Account will be 100% at all times. However, your vested interest in any matching and discretionary contributions allocated to your Account will be determined by the following schedule, based on the number of Years of Service you complete:

                2 Years of Service                100% Vested Interest

         Top Heavy Requirements: If more than 60% of Plan's assets are allocated to the Accounts of Participants who are key Employees (that is, owners, officers, or shareholders of the Company), the Plan will be considered top heavy; and during each top heavy Plan Year the Company may be required to make a minimum allocation for each non-Key Employee of up to 3% of Compensation.

         Taxation Of Benefits: Most distributions are subject to income taxes, but it is possible to postpone or reduce them. The manner in which a distribution will be taxed is described in more detail in the form titled Special Tax Notice Regarding Plan Payments which is attached to this summary.

         Benefit Claims: You can file a claim with the Administrator either orally or in writing, and you will be notified of its disposition within 90 days. If your claim is denied, you can have the denial reviewed by making a written request to the Administrator, which, along with a written statement explaining your position, must be filed within 60 days of the date you were notified in writing that the claim was denied. The Administrator may provide you with a hearing, but in any event must decide on the appeal within 60 days and give you written notice of the decision.



                                    SECTION 6
                                OTHER INFORMATION

         Amendment And Termination: The Company can amend the Plan at any time, but no amendment can reduce your Account balance. Likewise, the Company can terminate the Plan at any time. If so, you will have a 100% vested interest in your Account, which will either be distributed to you or be held in a frozen trust until you would otherwise be entitled to receive a distribution under the terms of the Plan as it existed on the date of termination. Upon termination of the Plan, your Account balance is not insured by the Pension Benefit Guaranty Corporation (PBGC) because the insurance provisions of ERISA do not apply to this type of Plan. For more information on PBGC protection and limitations, ask the Administrator. You can also write the PBGC Office of Communications at 1200 K Street NW, Washington, D.C. 20005, or you can call the PBGC at (202) 326-4000.

         Definition Of Year of Service A Year of Service is a 12-consecutive month period in which you complete at least 1000 hours of service for the Company, and is used to determine your continued eligibility to participate in the Plan and to determine your vested interest in your Account. An hour of service is any hour for which you have a right to be paid, including hours you are paid for vacation, holidays, illness, back pay and for maternity leave occasioned by pregnancy or the birth or adoption of your child or by leave to care for your child immediately following birth or adoption.

         Break In Service Rules: In any Plan Year in which you receive credit for less than 501 hours of service, you will incur a 1-Year Break in Service and your participation in the Plan will cease. However, regardless of the number of hours of service you complete, you will not incur a break in service in the Plan Year that you become a Participant, retire at Normal Retirement Age, die, become disabled, or are absent from work because of an authorized leave. Furthermore, if you are absent from work because of illness or maternity leave, you will receive credit for up to 501 hours of service if necessary in order to prevent you from incurring a break in service.

         Non-Alienation: Your creditors may not garnish or levy upon your Account and you may not sell, transfer, assign, or pledge your Account; but any distribution you receive will be offset by the unpaid balance of any loans you may have from the Plan. All or some portion of your Account may also be distributed to someone else pursuant to a qualified domestic relations order, which is a judicial decree that provides for child support, alimony or marital property rights and that recognizes the right of your spouse, former spouse, child or dependent to all or part of your Plan benefits.

         Rollovers: With the Administrator's consent, you may under certain circumstances rollover into this Plan amounts you receive from another qualified plan. Rollovers will be maintained in a Rollover Account which will be 100% vested at all times; but your rollovers may not be withdrawn or distributed to you until you are otherwise entitled to receive a distribution of the vested interest in your Account.

         Participant Loans: At the discretion of the Trustee, you will be permitted to borrow from the Plan. The minimum loan is $1,000, and the maximum loan is the lesser of $50,000 or 50% of your vested interest. If a loan is approved, it must bear a reasonable rate of interest, be adequately secured, and be repaid within 5 years by equal payments made at least quarterly, except that a loan used to acquire your principal residence can be repaid over more than 5 years. Unpaid loans will be subtracted from any distribution you receive upon retirement, death, disability or termination of employment.

         Directed Investment Accounts: You may direct the investment of your elective deferrals. Investment directives may be given to the Trustee at any time. Directed investments will be credited to your Directed Investment Account, to which will also be credited the earnings or losses on your directed investments, and from which will be deducted any expenses connected with making a directed investment, such as broker's fees and commissions. The Trustee (1) is not required to give advice on directed investments; (2) is not liable for losses that may occur; and (3) can refuse to comply if he thinks the investment is improper or illegal.

         Salary Reduction Agreements: The Administrator will provide you with a Salary Reduction Agreement in which you indicate the amount of the elective deferral you wish to make. You may change the agreement on of each Plan Year (or on the first business day of each such month if the first day of the month falls on the weekend). You may also cancel the agreement at any time by filing written notice at least 30 days prior to the effective date of the cancellation. The Company may at any time change or suspend the amount of your elective deferral to insure that the Plan continues to meet certain limitations imposed on elective deferrals by the Internal Revenue Code. If this happens, you will still continue to participate in the Plan, and when the situation which resulted in the change or suspension no longer exists, your elective deferral will be reinstated to tile fullest extent possible.

         Hardship Withdrawals: If you suffer an immediate and heavy financial hardship, you may, with the Administrator's consent, withdraw all or a portion of your elective deferrals. A hardship distribution is permitted (1) for deductible medical expenses incurred by you or your family; (2) for the purchase (excluding mortgage payments) of your principal residence; (3) for tuition for the next 12 months of college for you or your family; or (4) for payments needed to prevent your eviction from, or foreclosure on the mortgage of, your principal residence. A hardship distribution cannot exceed the amount required to relieve the financial need, and cannot be made to the extent the hardship can be satisfied from other resources that are available to you by insurance reimbursement; by reasonable liquidation of your assets, to the extent liquidation would not itself cause a hardship; by cessation of your elective deferrals to the Plan; or by other distributions or nontaxable loans from this plan or by borrowing from commercial sources on reasonable commercial terms. However, if you do receive a hardship distribution, you cannot make any elective deferrals for at least 12 months; and for the taxable year following the taxable year in which you receive the distribution, your elective deferrals will be limited to the difference between the maximum amount allowed by law and the elective deferrals you made for the taxable year in which the hardship distribution was made.

                                    SECTION 7
                            STATEMENT OF ERISA RIGHTS


         Rights Of Participants: As a Participant, you are entitled to certain rights and protections under the Employee Retirement Income Security Act of 1974 (ERISA). ERISA provides that all Participants are (1) entitled to examine without charge at the Administrator's office and at other specified locations (such as worksites and union halls) all Plan documents, including insurance contracts, collective bargaining agreements and copies of all Plan documents filed with the U.S. Department of Labor, such as detailed annual reports and Plan objectives; (2) obtain copies of all Plan documents and other information upon written request to the Administrator (who may make a reasonable charge for the copies); (3) receive a summary of the Plan's annual financial report and a copy of the Administrator's summary annual report; and (4) obtain a statement telling if you have a right to receive a pension at normal retirement age and if so, what your benefits would be if you stopped working now. If you do not have a right to a pension, the statement will tell you how many more years you have to work to get a pension. This statement must be requested in writing, is not required to be given more than once a year, and must be provided free of charge.

         Duties Of Fiduciaries: ERISA also imposes duties upon the people responsible for the operation of the plan. These people, called fiduciaries, have a duty to do so prudently and in the interest of all Participants. No one, including the Company, a union, or any other person, may fire you or discriminate against you in any way to prevent you from obtaining a pension benefit or exercising your ERISA rights. If your claim is denied in whole or part, you must receive a written explanation, and you have the right to have the Plan review and reconsider your claim.

         Enforcement Of Rights: There are steps you can take to enforce your rights. For instance, if you request materials from the Plan and do not receive them within 30 days, you may file suit in a federal court. If fiduciaries misuse the Plan's money, or if you are discriminated against for asserting your rights, you may seek help from the U.S. Department of Labor, or you may file suit in a federal court. The court will decide who should pay court costs and legal fees. If you are successful, the court may order the person you sued to pay the costs and fees. If you lose, the court may order you to pay court costs and legal fees, if, for example, the court finds that your claim was frivolous. If you have questions about the Plan, contact the Administrator. If you have questions about this statement or about your ERISA rights, contact the nearest Area Office of the United States Labor-Management Services Administration, Department of Labor.

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                               SPECIAL TAX NOTICE
                             REGARDING PLAN PAYMENTS



This  notice   contains   important          o If you want to roll  over 100% of
information  you will  need  before          the   payment   to  an  IRA  or  an
you  decide  how  to  receive  your          employer  plan, you must find other
benefit from the Plan.                       money to  replace  the 20% that was
                                             withheld. If you only roll over the
             Summary                         80% you received, you will be taxed
                                             on the 20%  withheld and not rolled
A  payment  from the  Plan  that is          over.
eligible  for   "rollover"  can  be
taken in two ways. You may have all          More   detailed    information   is
or  any  portion  of  your  payment          contained  in this notice under the
either Paid As A Direct Rollover or          following headings:
Paid To You. A direct rollover is a
payment  of your Plan  benefits  to          =====================
your     individual      retirement               PAYMENTS THAT CAN AND
arrangement  (IRA)  or  to  another               CANNOT BE ROLLED OVER
employer  plan.  This  choice  will
affect the tax you owe.                              DIRECT ROLLOVER

If you  choose  to have  your  Plan                PAYMENT PAID TO YOU
benefits paid as a Direct Rollover:
                                              SURVIVING SPOUSES, ALTERNATIVE
o Your payment will not be taxed in           PAYEES AND OTHER BENEFICIARIES
the current  year and no income tax          =====================
will be withheld.

o  Your   payment   will   be  made               PAYMENTS THAT CAN AND
directly  to your  IRA  or,  if you               CANNOT BE ROLLED OVER
choose,  to another  employer  plan
that accepts your rollover.
                                             Payments   from  the  Plan  may  be
o Your  payment will be taxed later          "eligible rollover  distributions."
when  you take it out of the IRA or          This  means that they can be rolled
the employer plan.                           over  to  an  IRA  or  to   another
                                             employer    plan    that    accepts
If you  choose  to have  your  Plan          rollovers.  Your Plan administrator
benefits Paid To You:                        should  be able to  tell  you  what
                                             portion  of  your   payment  is  an
o You will  receive only 80% of the          eligible rollover distribution. The
payment,     because    the    Plan          following  types of payments cannot
administrator    is   required   to          be rolled over:
withhold  20%  of the  payment  and
send  it to the IRS as  income  tax          Non-taxable  Payments:  In general,
withholding to be credited  against          only the  taxable  portion  of your
your taxes.                                  payment  is  an  eligible  rollover
                                             distribution. If you made after-tax
o Your payment will be taxed in the          employee contributions to the Plan,
current  year  unless  you  roll it          these    contributions    will   be
over.   You  may  be  able  to  use          non-taxable  when  they are paid to
special tax rules that could reduce          you,  and  they  cannot  be  rolled
the tax you  owe.  However,  if you          over.      (After-tax      employee
receive the  payment  before age 59          contributions     generally     are
1/2.,  you  also may have to pay an          contributions  you made  from  your
additional 1O% tax.                          own pay that were already taxed.)

o You can roll over the  payment to          Payments Spread Over A Long Period:
your  IRA  or to  another  employer          You  cannot  roll over a payment if
plan  that  accepts  your  rollover          it is part of a series of equal (or
within  60  days of  receiving  the          almost  equal)   payments  made  at
payment.  The  amount  rolled  over          least  once a year  and  that  will
will not be taxed until you take it          last for:
out of the IRA or employer plan.

o  Your   lifetime  (or  your  life          Direct  Rollover  of  a  Series  of
expectancy), or                              Payments:  If you receive  eligible
                                             rollover   distributions  that  are
o  Yours  and  your   beneficiary's          paid in a series  for less than ten
lifetime (or life expectancies), or          years,  your  choice to make or not
                                             make  a  direct   rollover   for  a
o A period of ten years or more.             payment  will  apply  to  an  later
                                             payments  in the  series  until you
Required     Minimum      Payments:          change your election.  You are free
Beginning in the year you reach age          to  change  your  election  for any
70 1/2, a portion  of your  payment          later payment in the series.
cannot be rolled over because it is
a "required  minimum  payment" that
must be paid to you.                                   PAYMENT PAID TO YOU

                                             If the payment is made to you, it's
           DIRECT ROLLOVER                   subject    to   20%    income   tax
                                             withholding.  The  payment is taxed
You can choose a direct rollover of          in the year you  receive it unless,
all or any portion of your  payment          within 60 days, you roll it over to
that  is  an   "eligible   rollover          an IRA or another plan that accepts
distribution,"  as described above.          rollovers.  If you do not  roll  it
In a direct rollover,  the eligible          over, special tax rules may apply.
rollover   distribution   is   paid
directly from the Plan to an IRA or          Income Tax Withholding:
another  employer plan that accepts
rollovers.  If you  choose a direct          Mandatory   Withholding:   If   any
rollover,  you are not  taxed  on a          portion of the payment  made to you
payment until you later take it out          is     an     eligible     rollover
of the IRA or the employer plan.             distribution,  the Plan is required
                                             by law  to  withhold  20%  of  that
Direct  Rollover to an IRA: You can          amount.  This amount is sent to the
open an IRA to  receive  the direct          IRS as income tax withholding.  For
rollover. (The term IRA, as used in          example,  if your eligible rollover
this  notice,  includes  individual          distribution   is   $10,000,   only
retirement  accounts and individual          $8,000  will be paid to you because
retirement annuities.) To have your          the Plan  must  withhold  $2,000 as
payment  made  directly  to an IRA,          income  tax.   However,   when  you
contact an IRA  sponsor  (usually a          prepare  your income tax return for
bank, savings and loan association,          the year,  you will report the full
insurance  company,   mutual  fund,          $10,000 as a payment from the Plan.
brokerage  firm,  etc.) to find out          You will  report  the $2,000 as tax
how to have your  payment made in a          withheld,  and it will be  credited
direct  rollover  to an IRA at that          against  any income tax you owe for
institution.  If you are  unsure of          the year.
how to invest your  money,  you can
temporarily  establish  an  IRA  to          Voluntary   Withholding:   If   any
receive the  payment.  However,  in          portion  of your  payment is not an
choosing  an IRA,  you may  wish to          eligible rollover  distribution but
consider whether the IRA will allow          is    taxable,     the    mandatory
vou to  move  all or a part of your          withholding  rules  described above
payment to  another  IRA at a later          do not apply. In this case, you may
date,  without  penalties  or other          elect not to have withholding apply
limitations.  See  IRS  Publication          to that  portion.  To elect  out of
590,     Individual      Retirement          withholding,     ask    the    Plan
Arrangements,  for more information          administrator for the election form
on IRAs  (including  limits  on how          and related information.
often  you can  roll  over  between
IRAs).                                       Sixty-Day  Rollover Option:  If you
                                             receive   an   eligible    rollover
Direct  Rollover to a Plan:  If you          distribution,  you can  still  roll
are employed by a new employer that          over all or part of it to an IRA or
has a plan,  and you  want a direct          another  employer  plan that accpts
rollover  to  that  plan,  ask  the          rollovers.  If you roll  over,  you
administrator  of that plan whether          must do so within 60 days after you
it will  accept your  rollover.  If          receive the payment. The portion of
your new  employer's  plan does not          the  payment you roll over will not
accept a rollover, you can choose a          be taxed  until  you take it out of
direct rollover to an IRA.                   the IRA or the employer plan.

You can roll over up to 100% of the          because  you  reach  age  59 1/2 or
eligible   rollover   distribution,          have   become   disabled).   For  a
including  an  amount  equal to the          payment  to  qualify  as a lump sum
20%  that  was  withheld.   If  you          distribution  you must  have been a
choose to roll over 100%,  you must          participant  in  the  Plan  for  at
find other money  within the 60-day          least  5  years.  The  special  tax
period to  contribute to the IRA or          treatment      for     lump     sum
the  employer  plan to replace  the          distributions is described below.
20% withholding. On the other hand,
if you roll  over only the 80% that          Five-Year Averaging: If you receive
you received,  you will be taxed on          a lump sum  distribution  after you
the 20% that was withheld.                   are age  591/2,  you may be able to
                                             make a one-time  election to figure
Example:   Your  eligible  rollover          the tax on the  payment  by using 5
distribution  is $10,000,   and you          year averaging. Five-year averaging
choose to have it paid to you.  You          often   reduces  the  tax  you  owe
will receive $8,000 and $2,000 will          because it treats the payment as if
be sent to the  IRS as  income  tax          it were paid over 5 years.
withholding.  Within 60 days  after
receiving the $8,000,  you may roll          Ten-Year Averaging If You Were Born
over the  entire  $10,000 to an IRA          Before  January  1,  1936:  If  you
or employer  plan. To do this,  you          receive a lump sum distribution and
roll over the $8,000  you  received          you  were  bom  before  January  1,
plus  $2,000  you will have to find          1936,   you  can  make  a  one-time
from other sources (your savings, a          election  to figure  the tax on the
loan,   etc.)  In  this  case,  the          payment by using 10-year  averaging
entire $10,000  is not taxed  until          (using  1986 tax rates)  instead of
I you  take  it out  of the  IRA or          5-year averaging (using current tax
employer plan. If you roll over the          rates).  Like the 5-year  averaging
entire $10,000   when you file your          rules,   10-year   averaging  often
tax  return you may get a refund of          reduces the tax you owe.
the  $2,000  withheld.  If,  on the
other  hand,  you  roll  over  only          Capital Gain  Treatment If You Were
$8,000, the $2,000 you did not roll          Born  Before  January 1,  1936:  In
over is  taxed  in the  year it was          addition, if you receive a lump sum
withheld.  When you  file  your tax          distribution   and  you   were  bom
return you may get a refund of part          before  January  1,  1936,  you may
of the $2,000  withheld.  (However,          elect  to  have  the  part  of your
any  refund  is likely to be larger          payment  that  is  attributable  to
if  you  roll   over   the   entire          your pre-1974  participation in the
$10,000.)                                    Plan  (if any)  taxed as  long-term
                                             capital  gain  at a  rate  of  20%.
Additional 10% Tax If You Are Under          There  are  other   limits  on  the
59 1/2:  If you  receive  a payment          special tax  treatment for lump sum
before you reach age 59 1/2 and you          distributions. For example, you can
do  not  roll  it  over,  then,  in          generally  elect this  special  tax
addition to the regular income tax,          treatment   only   once   in   your
you may have to pay an extra tax of          lifetime and the  election  applies
10% of the  taxable  portion of the          to all lump sum distributions  that
payment.  The  additional  10%  tax          you  receive in that same year.  If
does not apply to your  payment  if          you have  previously  rolled over a
it is (1) paid because you separate          payment  from the Plan (or  certain
from  service  with  your  employer          other    similar   plans   of   the
during  or after the year you reach          employer),   you  cannot  use  this
age 55, (2) paid because you retire          special  tax  treatment  for  later
due  to  disability,  (3)  paid  as          payments from the Plan. If you roll
equal (or  almost  equal)  payments          over your  payment  to an IRA,  you
over your  life or life  expectancy          cannot   use   this   special   tax
(or  your  and  your  beneficiary's          treatment  for later  payments from
lives or life expectancies), or (4)          the IRA.  Also,  if you  roll  over
used   to   pay   certain   medical          only a portion of your  payments to
expenses.  See IRS  Form  5329  for          an IRA,  this special tax treatment
more  information on the additional          is not  available  for the  rest of
10% tax.                                     the       payment.       Additional
                                             restrictions  are  described in IRS
Special  Tax  Treatment:   If  your          Form    4972,    which   has   more
eligible  rollover  distribution is          information     on     lump     sum
not rolled  over,  it will be taxed          distributions and how you elect the
in  the   year  you   receive   it.          special tax treatment.
However, if it qualifies as a "lump
sum   distribution",   it   may  be
eligible for special tax treatment.
A  lump  sum   distribution   is  a
payment,  within one year,  of your
entire  balance under the Plan (and
certain    other   plans   of   the
employer)  that is payable  because
you  reach  age 59 1/2 or  separate
from  service  with  your  employer
(or, in the case of a self-employed
individual,

        SURVIVING SPOUSES,                   If you are a surviving  spouse,  an
       ALTERNATIVE PAYEES,                   alternate    payee,    or   another
     AND OTHER BENEFICIARIES                 beneficiary, you may be able to use
                                             the special tax  treatment for lump
In  general,  the rules  summarized          sum  distributions  and the special
above  that  apply to  payments  to          rule  for  payments   that  include
employees also apply to payments to          employer stock, as described in the
surviving  spouses of employees and          preceding section. If you receive a
to  spouses or former  spouses  who          payment  because of the  employee's
are "alternate payees".  You are an          death, you may be able to treat the
alternate payee if your interest in          payment as a lump sum  distribution
the Plan  results from a "qualified          if the employee met the appropriate
domestic relations order", which is          age  requirements,  whether  or not
an order issued by a court, usually          the   employee   has  5  years   of
in  connection  with a  divorce  or          participation in the Plan.
legal separation. Some of the rules
summarized  above  also  apply to a
deceased employee's beneficiary who                  HOW TO OBTAIN ADDITIONAL
is not a spouse. However, there are                       INFORMATION
exceptions    for    payments    to
surviving    spouses,     alternate          This  notice  summarizes  only  the
payees,  and  other   beneficiaries          federal  (not  state or local)  tax
that should be mentioned.                    rules  that  might  apply  to  your
                                             payment.  The rules described above
If you are a surviving spouse,  you          are  complex   and   contain   many
may  choose  to  have  an  eligible          conditions and exceptions  that are
rollover  distribution  paid  in  a          not   included   in  this   notice.
direct  rollover  to an IRA or paid          Therefore,  you may want to consult
to you.  If you  have  the  payment          with  a  professional  tax  advisor
paid  to you,  you  can  keep it or          before  you take a payment  of your
roll it over yourself to an IRA but          benefits from the Plan.  Also,  you
you  cannot  roll  it  over  to  an          can find more specific  information
employer   plan.   If  you  are  an          on the tax  treatment  of  payments
alternate  payee, you have the same          from qualified  retirement plans in
choices as the employee.  Thus, you          IRS  Publication  575,  Pension and
can  have  the  payment  paid  as a          Annuity Income, and IRS Publication
direct  rollover or paid to you. If          590,     Individual      Retirement
you  have it  paid to you,  you can          Arrangements.   These  publications
keep it or roll it over yourself to          are  available  from your local IRS
an IRA or to another  employer plan          office   or   by   calling   1-800-
that accepts rollovers.  If you are          TAX-FORMS.
a   beneficiary   other   than  the
surviving spouse, you cannot choose
a direct  rollover,  and you cannot
roll over tile payment yourself.

If vou are a surviving  spouse,  an
alternate    payee,    or   another
beneficiary,  your  payment  is not
subject to the  additional  10% tax
described  in  the  section  titled
PAYMENT  PAID TO  YOU,  even if vou
are younger than age 591/2.

                           ORION NETWORK SYSTEMS, INC.

                           401(K) PROFIT SHARING PLAN

                           ORION NETWORK SYSTEMS, INC.

                           401(K) PROFIT SHARING PLAN

         THIS AGREEMENT is made and entered into this_______day of_________________ 199___, between ORION NETWORK SYSTEMS, INC. (hereafter called the Employer) and STANLEY COOPER and LEMOYNE ZACHERL (hereafter called the Trustee). W I T N E S S E T H:

         WHEREAS, the Employer previously established a Profit Sharing Plan and Trust (hereafter called the Plan), effective January 1, 1991, in order to provide retirement benefits and other incidental benefits to those of its employees who qualify to participate in the Plan, thereby supplementing their social security benefits; and

         WHEREAS, the Employer believes that continued contributions to the Plan will help to strengthen the bonds of loyalty and mutual understanding that have existed between the Employer and its employees, thereby making possible the continued growth of its business; and

         WHEREAS, in accordance with the terms of the Plan, the Employer has the ability at any time, and from time to time, to amend the Plan;

         NOW, THEREFORE. effective January 1, 1996 (hereafter called the Effective Date), the Employer and the Trustee hereby amend the Plan to comply with all applicable statutes, including the Employee Retirement Income Security Act of 1974 (ERISA), the Tax Equity and Fiscal Responsibility Act of 1982, the Tax Reform Act of 1984, the Retirement Equity Act of 1984, the Tax Reform Act of 1986, the Omnibus Budget Reconciliation Act of 1987, and the Technical and Miscellaneous Revenue Act of 1988, and restate the Plan in its entirety to provide as follows:

                                    ARTICLE I
                                   DEFINITIONS


1.01     ADMINISTRATOR:   Administrator   means  the  Employer   unless  another
         Administrator is appointed by the Employer.

1.02 AFFILIATED EMPLOYER: Affiliated Employer means any of the following of which the Employer is a part: (1) a controlled group of corporations, as defined in Code Section 414(b); (2) a trade or business (whether or not incorporated) under common control, as defined in Code Section 414(c); (3) any organization (whether or not incorporated) which is a member of an affiliated service group, as defined in Code Section 414(m); and (4) any other entity required to be aggregated with the Employer pursuant to Code Section 414(o).

1.03     AGE: Age means actual attained age.

1.04     ANNIVERSARY DATE: Anniversary Date means December 31.

1.05 ANNUITY STARTING DATE: Annuity Starting Date means the first day of the first period for which an amount is paid as an annuity, or, in the case of a benefit not payable as an annuity, the first day all events have occurred which entitle the Participant to such benefit. The first day-of the first period for which a benefit is to be received by reason of Disability will be treated as the Annuity Starting Date only if such benefit is not an auxiliary benefit.

1.06     BENEFICIARY:   Beneficiary  means  the  recipient   designated  by  the
         Participant to receive the Plan benefits (if any) payable upon his death, subject to Section 5.02.

1.07 1-YEAR BREAK IN SERVICE: 1-Year Break in Service means a Plan Year during which an Employee does not complete more than 500 Hours of Service for reasons other than an Authorized Leave of Absence, except for the Plan Year in which the Employee becomes a Participant, retires, dies, or suffers Disability. For purposes hereof, an Authorized Leave of Absence is any period in which an Employee ceases active employment with the Employer because of illness, military service, or any other reason approved by the Employer.

1.08 CODE: Code means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder by the Internal Revenue Service.

1.09 COMPENSATION: Compensation means the total taxable compensation up to $150,000 paid by the Employer to a Participant during the Limitation Year ending on or within the Plan Year, including compensation not currently includible in gross income by reason of Code Sections 125,
         402(a)(8), 402(h), or 403(b). Compensation of a Self-Employed Individual who owns an interest in the Employer will equal his Earned Income up to $150,000 derived from the Employer. The $150,000 limitation will be adjusted for increases in the cost of living in accordance with Code Section 401 (a)(17), and such adjustment in effect for a calendar year will apply to any period not exceeding 12 months over which Compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the adjusted $150,000 limitation will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is twelve. In determining a Participanfs Compensation for purposes of the adjusted $150,000 limitation, the rules of Code Section 414(q)(6) will apply, but the term "family" will only include the Participant's spouse and any lineal descendants who have not reached Age 19 before the close of the Plan Year. If by applying such rules the adjusted $150,000 limitation is exceeded, then the limitation shall be prorated among the affected individuals in proportion to each such individual's Compensation as determined under this Section prior to the application of this limitation, or such other method as determined by the Plan Administrator that is not prohibited by IRS regulations.

1.10 DISABILITY: Disability means a physical or mental condition arising after an Employee has become a Participant, which totally and permanently prevents the Participant from engaging in any occupation or employment for remuneration or profit, except for the purpose of rehabilitation not incompatible with a finding of total and permanent disability. The determination as to whether a Participant is totally and permanently disabled will be made (1) on medical evidence by a licensed physician designated by the Administrator; or (2) on evidence that the Participant is eligible for benefits under any long-term disability plan sponsored by the Employer, but administered by an independent third party; or (3) on evidence that the Participant is eligible for total and permanent disability benefits under the Social Security Act in effect at the date of disability. However, the term Disability as used herein will not include any disability arising from
         (1) chronic or excessive use of intoxicants or other substances; (2) intentionally self-infiicted injury or sickness; (3) an unlawful act or enterprise by the Participant; or (4) military service where the Participant is eligible to receive a government sponsored military disability pension.

1.11 EARLIEST RETIREMENT AGE: Earliest Retirement Age means the earliest date on which a Participant could elect to receive retirement benefits.

1.12 EARLY RETIREMENT DATE: This Plan does not provide a Participant with retirement benefits prior to the date he reaches Normal Retirement Age.

1.13 EARNED INCOME: Earned Income means the net earnings from self-employment in the trade or business with respect to which the Plan is established, for which personal services of the individual are a material income-producing factor. Net earnings will be determined without regard to items not included in gross income and the deductions allocable thereto. Net earnings will be reduced by deductible contributions by the Employer to a qualified retirement plan. Net earnings will be determined with regard to the deduction a] lowed to the Employer by Code Section 164(f) for taxable years beginning after December 31, 1989.

1.14 EFFECTIVE DATE: Effective Date means January 1, 1996, the date of this restatement.

1.15 ELECTIVE DEFERRAL Elective Deferrals means Employer contributions made to the Plan at the election of the Participant, in lieu of cash Compensation pursuant to a written agreement or other deferral mechanism. For any taxable year, a Participant's Elective Deferral is the sum of all Employer contributions made on his behalf pursuant to an election to defer under any qualified cash or deferred arrangement as described in Code Section 401(k), any simplified employee pension cash or deferred arrangement as described in Code Section 402(h)(1)(B), any eligible deferred compensation plan under Code Section 457, any plan as described under Code Section 501 (c)(18), and any Employer contributions made on behalf of a Participant for the purchase of an annuity contract under Code Section 403(b) pursuant to a Salary Savings Agreement.

1.16 EMPLOYEE: Employee means any person employed by the Employer as an employee, including employees of an Affiliated Employer. Employee also means any Leased Employee deemed to be an Employee as provided in Code Sections 414(n) or 414(o). For purposes of this Plan, a Self- Employed Individual who derives Earned Income from the Employer will also be considered an Employee. The term leased employees means any person (other than an employee of the recipient) who pursuant to an agreement between the Employer and any other person (the "leasing organization") has performed services for the Employer (or for the Employer and related persons determined in accordance with Code Section 414(n)(6) on a substantially full time basis for a period of at least one year, and such services are of a type historically performed by employees in the business field of the Employer. Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the Employer will be treated as provided by Employer. Leased employees will not be considered Employees of the Employer if (1) they are covered by a money purchase pension plan providing immediate participation, full and immediate vesting, and a non-integrated employer contribution rate of at least 10% of a Leased Employee's Section 415 Compensation, but including amounts contributed pursuant to a salary reduction agreement which are excludable from the Leased Employee's gross income under Code Sections 125, 402(a)(8), 402(h), or 403(b); and (2) they do not constitute more than 20% of the Employer's nonhighly compensated workforce.

1.17 EMPLOYER: Employer means ORION NETWORK SYSTEMS, INC., any Adopting Employer, and any successor which maintains this Plan.

1.18 FISCAL YEAR: Fiscal Year means the Employer's twelve month accounting year beginning January 1st and ending the following December 31st.

1.19 FORFEITURE: Forfeiture means the amount by which a Participant's Account exceeds his Vested Interest upon the earlier to occur of the date that (1) he receives a distribution of his Vested Interest pursuant to Sections 5.04, 5.05, or 5.06; or (2) he incurs 5 consecutive 1-Year Breaks in Service. However, no Forfeitures will occur solely as a result of a Participant's withdrawal of his own contributions to the Plan.

1.20 HIGHLY COMPENSATED EMPLOYEE: The term Highly Compensated Employee includes highly compensated active Employees and former Employees. An active Highly Compensated Employee includes any Employee who performs service for the Employer during the Plan Year and who, during the look-back year (that is, the 12-month period immediately preceding the Plan Year): (1)received Compensation in excess of $75,000; (2) received Compensation in excess of $50,000 and was a member of the top-paid group for such year; or (3) was an officer of the Employer and received Compensation during such year that is greater than 50% of the dollar limitation in effect under Code Section 415(b)(1)(A). However, if no officer has satisfied the Compensation requirement during either the Plan Year or look-back year, the highest paid officer for such Plan Year or look-back year will be treated as a Highly Compensated Employee for the Plan Year or look-back year. Highly Compensated Employees also include Employees who are (1) both described in the preceding paragraph if the Plan Year is substituted for the term look-back year and are one of the 100 Employees who received the most Compensation during the Plan Year; and (2) 5-percent owners at any time during the Plan Year or look- back year. A former Highly Compensated Employee includes any Employee who separated from service (or was deemed to have separated) prior to the Plan Year, performs no service for the Employer during the Plan Year, and was an active Highly Compensated Employee for either the separation year or any Plan Year ending on or after his 55th birthday. Also, if an Employee is, during the determination year or look-back year, a family member of either a 5-percent owner who is an active or former Employee or a Highly Compensated Employee who is one of the 10 most highly compensated Employees ranked on the basis of Compensation paid by the Employer during such year, then the family member and the 5-percent owner or top-ten highly compensated Employee will be treated as a single Employee receiving Compensation and Plan contributions or benefits equal to the sum of such Compensation and contributions or benefit of the family members and 5-percent owner or top-ten highly compensated Employee. The term family member includes the spouse, lineal ascendants and descendants of the Employee or former Employee and the spouses of such lineal ascendants and descendants. The determination of (1) who is a Highly Compensated Employee, including the determination of the number and identity of employees in the top-ten paid group, (2) the top 100 Employees, (3) the number of Employees treated as officers and (4) the Compensation that is considered, will be made under Code Section 414(q)

1.21 HOUR OF SERVICE: Hour of Service means each hour an Employee is paid, or entitled to payment, by the Employer for the performance of duties during the applicable computation period; each hour an Employee is paid, or entitled to payment, by the Employer for a period of time in which no duties are performed (regardless of whether the employment relationship has terminated) for reasons other than performance of duties, such as vacation, holidays, illness, incapacity (including disability), lay-off, jury duty, military duty, or Authorized Leave of Absence (as defined in Section 1.07) during the applicable computation period; and each hour for back pay awarded or agreed to by the Employer without regard to mitigation of damages. An Employee on Maternity or

         Paternity Leave will be credited with each Hour of Service which would normally have been credited to such Employee but for such absence, or if the Administrator is unable to determine such hours, 8 Hours of Service per day of such absence, but only in the year in which Maternity or Paternity Leave begins if necessary to prevent a 1-Year Break in Service, or, in any other case in the immediately following year.

         However, (1) no more than 501 Hours of Service during a Plan Year will be credited to an Employee for any single continuous period in which he does not perform any duties (whether or not such period occurs in a single computation period) or is on Maternity or Paternity Leave; (2) an hour for which an Employee is paid, or entitled to payment, because of a period in which no duties are performed is not required to be credited if payment is made or due under a plan maintained solely to comply with applicable worker's compensation, unemployment compensation or disability insurance laws; and (3) Hours of Service are not required to be credited for a payment which solely reimburses an Employee for medical or medically related expenses.

         A pavment will be deemed to be made by, or due from, the Employer, regardless of whether such payment is made by, or due from, the Employer directly, or indirectly through, among others, a trust fund or insurer to which the Employer contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer, or other entity are for the benefit of particular Employees or are on behalf of a group of Employees in the aggregate. Also, Hours of Service will be calculated and credited pursuant to Labor Regulations 2530.200b-2(b) and 2530.200b-2(c), which are incorporated herein by reference. Hours of Service will also be credited for employment with any Affiliated Employer.

1.22 KEY EMPLOYEE: Key Employee means any Employee, Former Employee, deceased Employee, or Beneficiary who at any time during the Plan Year containing the Determination Date (as defined in Section 9.02) for the Plan Year in question or any of the prior 4 Plan Years was (1) an officer of the Employer whose Section 415 Compensation exceeds 50% of the amount in effect under Code Section 415(b)(1)(A); (2) an owner (or was considered an owner under Code Section 318) of one of the ten largest interests in the Employer whose Section 415 Compensation exceeds 100% of the dollar limitation in effect under Code Section 415(c)(1)(A); (3) a 5-percent owner of the Employer; or (4) a 1-percent owner of the Employer whose annual Section 415 Compensation is more than $150,000. For purposes of this Section, Section 415 Compensation will include amounts contributed by the Employer pursuant to a salary reduction agreement which are excludible from the Employee's gross income under Code Section 125, Code Section 402(a)(8), Code Section 402(h), or Code Section 403(b).

1.23     LIMITATION YEAR: Limitation Year means the Plan Year.

1.24 MATCHING CONTRIBUTION: Matching Contribution means an Employer contribution made to this or any other defined contribution plan on behalf of a Participant on account of Voluntary Employee Contributions made by such Participant, or on account of a Participant's Elective Deferral, under a Plan maintained by tile Employer.

1.25 MATERNITY OR PATERNITY LEAVE: Maternity or Paternity Leave means that an Employee is absent from work because of the Employee's pregnancy; the birth of the Employee's child; the placement of a child with the Employee in connection with the adoption of such child by the Employee; or the need to care for such child for a period beginning immediately following the child's birth or placement as set forth above.

1.26 NON-ELECTIVE CONTRIBUTIONS: Non-Elective Contributions means contributions other than Matching Contributions or Qualified Matching Contributions made by the Employer and allocated to Participants Accounts that the Participant may not elect to receive in cash until distributed from the Plan.

1.27 NONHIGHLY COMPENSATED EMPLOYEE: Nonhighly Compensated Employee means any Employee who is not a Highly Compensated Employee.

1.28 NON-KEY EMPLOYEE: Non-Key Employee means any Employee who is not a Key Employee, including former Key Employees. For purposes of making the allocations in Section 3.06, Non-Key Employee means a Non-Key Employee who either (1) is a Participant, or (2) would be a Participant but for the reasons set forth in Section 3.06(d).

1.29     NORMAL   RETIREMENT  AGE:  Normal  Retirement  Age  means  the  date  a
         Participant reaches Age 65, at which time he will have a 100% Vested Interest in his Participant's Account.

1.30 NORMAL RETIREMENT DATE: Non-nal Retirement Date means the same date that a Participant reaches Normal Retirement Age.

1.31 PARTICIPANT: Participant means any Employee who has met the eligibility and participation requirements of the Plan. However, any individual who is no longer employed by the Employer will not be deemed a Participant if his entire benefit rights under the Plan are (1) fully guaranteed by an insurance company, insurance service or insurance organization and are legally enforceable at the sole choice of such individual against such insurance company, insurance service, or insurance organization, provided that a contract, Policy, or certificate describing the benefits to which such individual is entitled under the Plan has been issued to such individual; or (2) such benefits are paid in a lump sum distribution which represents the entire balance of such individual's interest in his benefits under this Plan.

1.32 PARTICIPANT'S ACCOUNT: Participant's Account means the account to which each Participant's share of any Employer contributions is credited.

1.33     PLAN: Plan means this document and all amendments to this document.

1.34 PLAN YEAR: Plan Year means the Plan's accounting year beginning January 1 and ending the following December 31.

1.35 POLICY: Policy means a life insurance policy or annuity contract purchased under the terms of the Plan as set forth in Section 7.03.

1.36 QUALIFIED JOINT AND SURVIVOR ANNUITY: Qualified Joint and Survivor Annuity means an immediate annuity for the life of the Participant with a survivor benefit for the life of the Participant's spouse which is not less than 50% nor more than 100% of the annuity payable during the joint lives of the Participant and his spouse and which is the amount of benefit which can be purchased with the Participant's Vested Aggregate Account. The survivor benefit will be 50% unless otherwise elected by tile Participant pursuant to Section 5.08.

1.37     QUALIFIED MATCHING CONTRIBUTION:  Qualified Matching Contribution means
         contributions    which   are   subject   to   the    distribution   and
         nonforfeitability requirements under Code Section 401(k).

1.38 QUALIFIED NON-ELECTIVE CONTRIBUTIONS: Qualified Non-Elective Contributions means NonElective Contributions (other than Elective Deferrals or Matching Contributions) made by the Employer and allocated to Participants' Accounts which are deemed Qualified Non-Elective Contributions for purposes of satisfying the ADP or ACP tests, and which the Participants may not elect to receive in cash until distributed from the Plan; that are nonforfeitable when made; and that are distributable oniv in accordance with the distribution provisions that are applicable to Qualified Matching Contributions.

1.39 QUALIFIED PRERETIREMENT SURVIVOR ANNUITY: Qualified Preretirement Survivor Annuity means a survivor annuity for the life of a Participant's surviving spouse which is equal to the amount of benefit which can be purchased by 100% of the Participant's Vested Aggregate Account balance determined as of the date of his death. However, for purposes of this section, a Participant's Vested Aggregate Account will
         (a) exclude his own deductible Plan contributions (for Plan Years prior to January 1, 1989), and (b) take into consideration any security interest held by the Plan by reason of a loan outstanding to the Participant.

1.40 RETIRED PARTICIPANT: Retired Participant means a Participant who is entitled to retirement benefits under the Plan.

1.41 SECTION 415 COMPENSATION: Section 415 Compensation means a Participant's Earned Income, wages, salaries, fees for professional services and other amounts received for personal services actually rendered in the course of employment with the Employer maintaining the Plan (including, but not limited to, commissions paid salesmen, compensation for services based on a percentage of profits, commissions on insurance premiums, tips and bonuses). However, Section 415 Compensation does not include (a) Employer contributions to a deferred compensation plan which are not includible in the Employee's gross income for the taxable year in which contributed, or Employer contributions under a simplified employee pension plan to the extent such contributions are deductible by the Employee, or any distributions from a plan of deferred compensation; (b) amounts realized from a non-qualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture; (c) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and (d) other amounts which receive special tax benefits, or contributions made by an Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity described in Code Section 403(b) (whether or not the amounts are excludable from the gross income of the Employee).

1.42 SELF-EMPLOYED INDIVIDUAL: Self-Employed Individual means an Employee who has Earned Income for the Plan Year or who would have had Earned Income but for the fact the Employer had no net profits for the Plan Year.

1.43 SUPER TOP HEAVY PLAN: Super Top Heavy Plan means that this Plan is a Super Top Heavy Plan as defined in Section 9.01 of the Plan.

1.44     SUSPENSE   ACCOUNT:   Suspense  Account  means  the  account  to  which
         Forfeitures are credited pending allocation to Participants' Accounts pursuant to Section 3.05.

1.45 TERMINATION OF EMPLOYMENT: Termination of Employment means that a Participant has ceased to be an Employee for reasons other than retirement, death, or Disability.

1.46 TERMINATED PARTICIPANT: Terminated Participant means a person who was a Participant in the Plan, but whose participation in the Plan has ceased for reasons other than death, Disability, or retirement.

1.47 TOP HEAVY PLAN: Top Heavy Plan means that this Plan is a Top Heavy Plan as defined in Section 9.01 of the Plan.

1.48 TOP HEAVY PLAN YEAR: Top Heavy Plan Year means the Plan is a Top Heavy Plan for a particular Plan Year.

1.49 TRUSTEE: Trustee means the persons or entity named as trustee or trustees in this Plan and any successor to such Trustee or Trustees.

1.50     TRUST FUND: Trust Fund means the assets of the Plan.

1.51 VESTED AGGREGATE ACCOUNT: Vested Aggregate Account means the aggregate value of a Participant's Account and/or any accounts attributable to the Participant's own Plan contributions (including rollovers) in which the Participant had a Vested Interest at the time of distribution or upon death, including the proceeds of any Policies on his life.

1.52 VESTED INTEREST: Vested Interest means a Participant's nonforfeitable percentage in any account maintained on his behalf by the Plan.

1.53 YEAR OF PLAN PARTICIPATION: Year of Plan Participation means a Plan Year in which a Participant completes a Year of Service. A Participant's Years of Plan Participation will be computed from the date he enters the Plan as a Participant.

1.54 YEAR OF SERVICE: Year of Service means a 12 consecutive month computation period during which an Employee completes at least 1000 Hours of Service with the Employer or an Affiliated Employer. Such computation period will be determined in accordance with Section 2.01 for purposes of an Emplovee's eligibility to participate in the Plan and with Section 4.04 for purposes of a Participant's Vested Interest in his Participant's Account.

                                    ARTICLE 2
                               PLAN PARTICIPATION

2.01 ELIGIBILITY REQUIREMENTS: Anyone who is a Participant on January 1, 1996 will continue to participate in the Plan. Any other Employee will be eligible to enter the Plan as a Participant when he reaches Age 21.

2.02 ENTRY DATE: An Employee will enter the Plan as a Participant on the January 1st, the April 1st, the July 1st or the October 1st which coincides with or next follows the date on which he satisfies the eligibility requirements of Section 2.01.

2.03 WAIVER OF PARTICIPATION: If an Employee has met all of the requirements of Section 2.01, he may, in writing, waive his right to enter the Plan as a Participant unless the Administrator determines that such action may jeopardize the Plan's qualified status. If an Employee who has waived his right to become a Participant subsequently elects to become a Participant, the period of waiver will be considered as Years of Service under the Plan for purposes of eligibility to participate and for purposes of determining his Vested Interest in his Participant's Account. Once an Employee has become a Participant, he will not thereafter be permitted to withdraw from participation without the Administrator's written consent.

2.04 SUSPENSION OF PARTICIPATION: A Participanf s continued participation in the Plan will be suspended in accordance with the following provisions:

         (a) Participants Who Join An Ineligible Class: If a Participant no longer satisfies the eligibility requirements by becoming a member of an ineligible class as set forth in Section 2.01, then his participation in this Plan will be suspended. However, such suspended Participant will participate in the Plan immediately upon returning to a class of Employees eligible to participate in the Plan.

         (b) Employees Who Are Members Of An Ineligible Class: If an Employee is ineligible to become a Participant because he is a member of an ineligible class as set forth in Section 2.01, he will immediately become a Participant if he (1) ceases to be a member of the ineligible class, and (2) has satisfied the eligibility requirements in Section 2.01 and would have otherwise previously become a Plan Participant.

         (c) Treatment Of Allocations And Vested Interest: The Participant's Account of any Participant whose participation in the Plan has been suspended in accordance with the terms of this Section will not receive any allocations under the terms of Article 3. However, the Vested Interest of a suspended Participant will continue to increase in accordance with the vesting schedule set forth in Section 4.04.

                                    ARTICLE 3
                          CONTRIBUTIONS AND ALLOCATIONS

3.01 EMPLOYER'S CONTRIBUTION: Each Plan Year, the Employer will contribute to the Plan such amounts as it may, in its sole discretion, determine, subject to the following provisions:

         (a) Elective Deferrals: The Employer will contribute each Participant's Elective Deferrals to the Plan. With respect thereto, each Participant may, pursuant to a Salary Reduction Agreement as set forth in Section 8.07, elect to reduce his Compensation up to the maximum amount which will not cause the Plan to violate the limitations of Section 3.01(c), but in no event may such amount be more than $7,000, as adjusted under Code
               Section 402(g)(5). The amount of the reduction will be deemed an Elective Deferral. However, notwithstanding the foregoing, a Participant who has received a hardship distribution from the Plan may not make an Elective Deferral for at least 12 months after receipt of such distribution. Further, the Elective Deferral of any such Participant will, for the taxable year of the Participant which immediately follows the taxable year in which the hardship distribution was made, be limited to the lesser of (A) the maximum amount which will not cause the Plan to violate the limitations of Section 3.01(c), or (B) an amount equal to $7,000, as adjusted under Code Section 402(g)(5), minus the amount of the Participant's Elective Deferral for the taxable year such distribution was made.

         (b) Limitation On Elective Deferrals: Each Plan Year, Elective Deferrals made to the Plan must satisfy one of the Average Deferral Percentage tests set forth in Code Section 401(k)(3), and the provisions of such Code Section and the provisions of regulation 1.401(k)-1(b) are incorporated herein by reference. Any Elective Deferrals which are in excess of the limitations imposed by this paragraph will be deemed to be Excess Contributions and will be returned in accordance with Section 5.14.

         (c) Matching And Non-Elective Contributions: Subject to the limitations of Section 3.01(d), the Employer may make a Matching Contribution (in cash or in the form of Employer equivalent stock) each Plan Year in such amount as the Employer may, in its sole discretion, determine. In addition, the Employer may make such other Non-Elective Contributions as the Employer may, in its sole discretion, determine. However, no such Non-Elective Contributions will be made for any Participant who completes less than 1000 Hours of Service during the Plan Year unless otherwise provided in Sections 3.06 or 3.07.

         (d)   Limitation On Matching Contributions:  Notwithstanding  paragraph
               (c) to the contrary, all Matching Contributions made hereunder must meet the nondiscrimination tests set forth in Code Section 401(m). Accordingly, the provisions of Code Section 401(m) and the regulations thereunder are hereby incorporated in this Plan by reference. Any Matching Contributions in excess of the limitations imposed by Code Section 401(m) and the regulation thereunder will be deemed to be Excess Aggregate Contributions and will be returned in accordance with the provisions of Section 5.15.

         (e)   Qualified  Non-Elective   Contributions  And  Qualified  Matching
               Contributions: The Employer may elect to treat all or any portion of the Matching Contributions as Qualified Matching Contributions and apply them to satisfy the Average Deferral Percentage (ADP) test. In addition, the Employer may elect to treat all or any portion of the Non-Elective Contributions as Qualified Non-Elective Contributions and apply them to meet the Average Deferral Percentage (ADP) test or the Average Contribution Percentage (ACP) test, or may contribute Qualified Non-Elective Contributions to the Plan in such amounts as determined by the Employer.

         (f) Restrictions On Withdrawal: A Participant's Elective Deferrals (exclusive of the earnings thereon) can only be withdrawn upon the earlier to occur of the date the Participant (1) reaches Age 59 1/2; (2) retires; (3) suffers a Disability or Termination of Employment; or (4) suffers hardship (as defined in Section 5.17). Any distribution of a Participant's Elective Deferrals will be made in accordance with the applicable provisions of Article 5 of the Plan.

         (g) Eligible Employee Excluded: If an Employee should have been included as a Participant but is mistakenly excluded, the Employer will nevertheless make a Plan contribution equal to the amount which would have been contributed on such Employee's behalf regardless of whether it is ever deductible by the Employer.

         (h) Exclusive Benefit: All Employer contributions will be made for the exclusive benefit of the Participants and Beneficiaries, and for the payment of the costs of maintainingthe Plan, and will not be used for nor diverted to any other purposes. Notwithstanding the foregoing, amounts contributed to the Plan by the Employer may be refunded to the Employer in accordance with the provisions of Section 3.02.

3.02 REFUND OF CONTRIBUTIONS: Contributions made to the Plan by the Employer may be refunded to the Employer, but only in accordance with the following provisions:

         (a) Initial Nonqualification: If the Plan fails to initially satisfy the qualification requirements of Code Section 401 (a) and the Employer declines to amend the Plan to satisfy such requirements, contributions made prior to the date such qualification is denied must be returned to the Employer within 1 year of the date of such denial, but only if the application for the qualification is made by the time prescribed by law for filing the Employer's tax return for the taxable year in which the Plan is adopted, or by such later date as the Secretary of tile Treasury may prescribe.

               (b) Mistake Of Fact: If a contribution to the Plan in whole or in part is attributable to a good faith mistake of fact, including a good faith mistake in determining the deductibility of the contribution under Code Section 404, then an amount may be returned to the Employer equal to the excess of the amount contributed over the amount which would have been contributed had there not occurred a mistake of fact or a mistake in determining the amount of the deduction. Earnings attributable to such excess contribution will not be returned, but losses attributable thereto will reduce the amount so returned. Such amount will be returned within 1 year of the date the contribution was made or the deduction disallowed, as the case may be.

3.03 ALLOCATION OF EMPLOYER'S CONTRIBUTION: The Administrator will establish sub-accounts to separately account for the various types of contributions made to the Plan on behalf of each Participant. Each Participant's share of those contributions will thereafter be allocated to such Participant's Account (and respective sub-accounts), as follows:

         (a) Elective Deferrals, Matching Contributions And Qualified Non-Elective Contributions:A Participant's Elective Deferrals and Matching Contributions will be allocated to his Participant's Account in an amount equal to the Elective Deferrals and Matching Contributions contributed on his behalf for that Plan Year. Non-Elective Contributions that are treated as Qualified Non-Elective Contributions will be allocated to the Accounts of each Participant eligible to receive an allocation pursuant to paragraph 3.07 (or each such Participant who is not a Highly Compensated Employee) in the ratio that each such Participant's Compensation bears to all such Participants' Compensation. Qualified Non-Elective Contributions may be considered for purposes of determining the minimum Top-Heavy contribution, if any, required to be made pursuant to Section 3.06.

         (b) Non-Elective Contributions: All Non-Elective Contributions that are not treated as Qualified Non- Elective Contributions will be allocated to each eligible Participant's Account in the ratio that the Compensation of each Participant bears to the total Compensation of all Participants, subject to the provisions of
               Section 3.06 and Section 3.07.

3.04 ALLOCATION OF EARNINGS AND LOSSES: Earnings and losses of the Trust Fund will be determined on each Anniversary Date and such other dates as the Administrator deems necessary. All accounts which have not been segregated from the general Trust Fund for investment will have earnings or losses allocated thereto in the ratio that the value of such account (determined before the allocation of the Emplover's contribution for the Plan Year) bears to the total value of all such accounts as of each valuation date, subject to Section 3.07. Accounts segregated and invested separately from the general Trust Fund will only have the actual earnings and losses thereon allocated thereto. Any Policy dividends or credits will be allocated to the Participant's Account for whose benefit the Policy is held.

3.05 ALLOCATION OF FORFEITURES: On each Anniversary Date, any amounts credited to the Suspense Account which have become Forfeitures since the preceding Anniversary Date will be used by the Company to fund its matching contribution, if any, for that year.

3.06 TOP HEAVY PLAN ALLOCATIONS: Notwithstanding anything herein to the contrary, including Section 3.07, in any Top Heavy Plan Year, each Non-Key Employee will receive the Minimum Allocation (as defined below) to his Participant's Account, such Minimum Allocation to be made in accordance with, and subject to, the following provisions:

         (a) Definitions: For purposes of this Section, the term Minimum Allocation means an amount equal to 3% of a Non-Key Employee's
               Section 415 Compensation for the applicable Plan Year, unless a lesser percentage would be permissible as determined in paragraph (b) below. The term Extra Minimum Allocation means the 3% Minimum Allocation, plus an additional 1% allocation.

         (b) Multiple Defined Contribution Plans: The Minimum Allocation will not be required in this Plan for any Non-Key Employee who participates in another defined contribution plan subject to the minimum funding standards of Code Section 412 and which is included with this Plan in a Required Aggregation Group.

         (c) Lesser Allocation Allowed: If the allocation made to the Participant's Account of each Key Employee is less than 3% of his
               Section 415 Compensation, and if this Plan is not required to be included in an Aggregation Group to enable a defined benefit plan to meet the requirements of Code Sections 401 (a)(4) or 410, the Minimum Allocation made to the Participant's Account of a Non-Key Employee will equal the largest percentage allocated to the Participant's Account of a Key Employee. Such percentage will be equal to the ratio of the sum of the Employee's contribution and Forfeitures allocated on such Key Employee's behalf divided by his Compensation.

         (d) Who Must Receive Minimum Allocation: The Minimum Allocation will be made for each Non-Key Employee employed by the Employer on the last day of the Plan Year, including those who have failed to complete a Year of Service and who have been excluded from Plan participation because (1) their Compensation is less than a stated amount; (2) they declined to make mandatory contributions (if required) to the Plan during the time they were considered to be Participants; or (3) they failed to make an elective contribution to a Code Section 401(k) plan maintained by the Employer.

         (e) Participation in Multiple Plans: If a Non-Key Employee participates in this Plan and in a defined benefit plan that is part of a top heavy Required Aggregation Group, the minimum benefits required to be provided to such Non-Key Employee under Code Section 416 will be provided by this Plan in the form of a 5% allocation in lieu of any other allocations provided for in this Section. However, if a Non-Key Employee participates only in this Plan, he will not receive the Extra Minimum Allocation.

3.07 ADDITIONAL ALLOCATION RULES Except as provided in Section 3.06 or by other terms of this Plan, if during the Plan Year a Participant retires at Normal (or Early or Late) Retirement Age, dies, suffers a Disability, or incurs a Termination of Employment, then the allocations made pursuant to the provisions of Sections 3.03, 3.04, and 3.05 for such Plan Year will only be made in accordance with the following provisions:

         (a) Retiring Participants: If during the Plan Year a Participant retires because of reaching Non-nal (or Early or Late) Retirement Age, his Participanfs Account will receive such Plan allocations re 'gardless of the number of Hours of Service such Participant completes during the Plan Year in which his retirement occurs.

         (b) Disabled Participants: If during the Plan Year a Participant suffers a Disability, his Participanfs Account will receive such allocations regardless of the number of Hours of Service he completes during the Plan

         (c) Deceased Participants: If during the Plan Year a Participant dies, his Participant's Account will receive such Plan allocations regardless of the number of Hours of Service he completes during the Plan Year in which his death occurs.

         (d) Terminated Participants: If during the Plan Year a Participant has a Termination of Employment, his Participant's Account will only receive such Plan allocations if such Participant (1) completes at least 1000 Hours of Service during such Plan Year, and (2) is still an Emplovee on the last day of such Plan Year.

         (e) Failsafe Allocation: Notwithstanding any provision herein to the contrary, if, after the allocations required bv this Article 3 (including this Section 3.07) have been made, this Plan fails to satisfy Code Sections 410(b)(1) and 401(a)(26) for the Plan Year, then, with respect to anyone who was a Participant on the first day of such Plan Year but who has failed to receive any allocations for such Plan Year either because he completed fewer than 1000 Hours of Service but more than 500 Hours of Service, or because he was not an Employee on the last day of the Plan Year, an allocation will be made on his behalf on the same basis as any other Participant. If more than one Employee is ineligible for the allocations described in this Article, and the Plan will satisfy Code Sections 410(b)(1) and 401(a)(26) if some but not all of such ineligible Employees are eligible for an allocation, only that number necessary to permit the Plan to satisfy the requirements of such Code Sections will be eligible for an allocation. The ineligible Employees will be ranked by their Hours of Service for the Plan Year, and the Employees to receive an allocation will be those with the highest number of Hours of Service. If more than one Employee has completed a specific number of Hours of Service, all such Employees will be eligible for an allocation if any one of them would be so eligible.

         (f) Earnings And Losses On Undistributed Accounts: Notwithstanding anything in this Section to the contrary, if a retired, deceased, disabled, or Terminated Participant has an undistributed Vested Aggregate Account on any Anniversary Date, such Account will receive an allocation of earnings and losses pursuant to the provisions of Section 3.04.

3.08 ROLLOVERS: With the consent of the Administrator, amounts (hereafter called Rollovers) may be transferred to this Plan from another qualified plan provided such other plan permits the transfer to be made, subject to the following provisions:

         (a) Rollover Account: Rollovers will be credited to the Participant's Rollover Account. A Participant will at all times have a fully Vested Interest in such account, which will be distributed in accordance with the applicable provisions of Article 5 of the Plan. A Participant's Rollover Account balance will either be segregated into a separate account in such investments as the Trustee deems acceptable, or will be invested as part of the general Trust Fund, at the discretion of the Administrator.

         (b) Definition Of Rollover: The term Rollover means amounts transferred to this Plan from (1)another qualified plan; (2) another qualified plan as a lump sum distribution eligible for tax free rollover treatment and which is transferred by the Participant to this Plan within 60 days following his receipt thereof, (3) a conduit individual retirement account if the only assets therein were previously distributed to the Participant by another qualified plan as a lump sum distribution which was eligible for a tax free rollover within 60 days of receipt thereof and earnings on said assets; or (4) a conduit individual retirement account meeting the requirements of subparagraph (3) and transferred by the Participant to this Plan within 60 days of receipt thereof.

         (c) Other Conditions For Accepting Rollovers: Prior to accepting any Rollovers, the Administrator may require the Employee to
               establish  that  amounts  to  be  transferred   hereto  meet  the
               requirements of this Section and may also require that the Employee provide an opinion of counsel satisfactory to the Employer that the amounts to be transferred meet the requirements of this Section and will not create any adverse tax consequences for the Employer orjeopardize the Plan's tax exempt status.

         (d)   Additional  Limitation  On Rollovers:  Notwithstanding  paragraph
               (b)(1) above, if this Plan does not provide for a Qualified Joint and Survivor Annuity in Section 5.01, or for a Qualified Pre-Retirement Survivor Annuity in Section 5.02, then this Plan will not accept any Rollovers transferred directly or indirectly to this Plan from any defined benefit plan, money purchase plan, target benefit plan, stock bonus plan, or profit sharing plan which provided for a life annuity form of payment to the Participant.

                                    ARTICLE 4
                                  PLAN BENEFITS


4.01 RETIREMENT BENEFITS: Every Participant may retire on his Normal (or Early) Retirement Date, at which time he will be eligible to receive his Vested Aggregate Account balance, subject to the following provisions:

         (a)   Determination  Of Benefit:  If  allocations  are  received  under
               Section 3.07 in the Plan Year of his retirement, the Participant will be entitled to his Vested Aggregate Account balance as of the Anniversary Date coinciding with or next following his Normal or Early Retirement Date, whichever is applicable. However, if no allocations are received, he will only be entitled to his Vested Aggregate Account balance as of the Anniversary Date preceding his Normal or Early Retirement Date.

         (b) Election Of Late Retirement: A Participant may elect to remain employed after his Normal Retirement Date and retire on a later date, but employment beyond Age 70 will require the Employer's written consent. Such Participant's Vested Aggregate Account balance will be determined in the same manner as described in paragraph (a) above, based, however, on the Participant's actual retirement date.

4.02 DEATH BENEFITS: Upon the death of a Participant before his Normal (or Early) Retirement Date or other Termination of Employment, his
         Beneficiary will be entitled to receive the balance in his Participant's Account plus the proceeds of the Policies, if any, purchased on his life pursuant to Section 7.03. The Administrator's determination that a Participant has died and that a particular person has a right to receive his death benefit will be final. In determining a deceased Participant's death benefit, the following provisions will apply:

         (a) Fully Vested Interest: A deceased Participant will have a 100% Vested Interest in his Participant's Account and all other Plan accounts maintained on his behalf.

         (b)   Determination  Of  Amount:  If  allocations  are  received  under
               Section 3.07 in the Plan Year of his death, the deceased Participant's death benefit will be limited to his Vested Aggregate Account as of the Anniversary Date coinciding with or next following his death. However, if no allocations are received, his death benefit will be limited to his Vested Aggregate Account as of the Anniversary Date preceding his death. Further, the amount of the death benefit that is determined under this Section and which is distributed to the deceased Participant's Beneficiary under Section 5.02 will be deemed to be a complete distribution of such Participant's interest in the Plan.

         (c)   Designation Of Beneficiary:  Subject to the provisions of Section
               5.08 regarding the rights of a Participant's spouse, each Participant may designate his own Beneficiary on a form supplied by the Administrator, and may change or revoke same by filing written notice with the Administrator. In the absence of a designation, the Participant will be deemed to have designated the following Beneficiaries (i f then living) in the following order: (1) his spouse, (2) his children; and (3) his estate. If any Beneficiary is living at the death of the Participant, but such person dies prior to receiving the entire death benefit, the remaining portion of such death benefit will be paid in a single sum to the estate of such deceased Beneficiary or contingent Beneficiary.

4.03 DISABILITY BENEFITS: If a Participant suffers a Disability before his Normal (or Early) Retirement Date or other Termination of Employment, he will be entitled to receive his Vested Aggregate Account balance, subject to the following provisions:

         (a) Fully Vested Interest: Such disabled Participant will have a 100% Vested Interest in his Participant's Account and ail other Plan accounts maintained on his behalf

         (b)   Determination  Of Amount:  If any  allocations are received under
               Section 3.07 in the year he suffers a Disability, such Participant will be entitled to his Vested Aggregate Account balance as of the Anniversary Date coinciding with or next following his Disability. However, if no allocations are received, he will be entitled to his Vested Aggregate Account balance as of the Anniversary Date preceding his Disability. Further, the amount of the disability benefit that is determined under this Section and which is distributed to the Participant under Section 5.03 will be deemed to be a complete distribution of such Participant's interest in the Plan.

4.04 BENEFITS ON TERMINATION OF EMPLOYMENT: Upon a Participant's Termination of Employment, his Plan benefit will be limited to his Vested Aggregate Account balance, determined in accordance with the following provisions:

         (a) Determination Of Vested Interest In Participant's Account: A Participant will at all times have a 100% Vested Interest in all Elective Deferrals, Qualified Matching Contributions and Qualified Non-Elective Contributions allocated to his Participant's Account. In determining a Participant's Vested Interest in the Matching Contributions and Non-Elective Contributions allocated to his Participant's Account, (1) his Years of Service and Breaks in Service will be measured by the Plan Year; (2) his Vested Interest will not be less than it was as of tile later of January 1, 1996 or the adoption date of this amended Plan; and (3) subject to the limitation set forth in (2) above, his Vested Interest will be determined by the following schedule:

                   2 Years of Service            100% Vested Interest

         (b) Breaks In Service: If any Former Participant is reemployed after a 1-Year Break in Service, his Vested Interest in his Participant's Account will be computed as follows: (1) Years of Service prior to the break in service will not be counted for purposes of computing his post-break Vested Interest until such Participant has completed 1 Year of Service from the date of his reemployment; (2) Years of Service after a Participant has incurred 5 consecutive 1-Year Breaks in Service will not be taken into account in determining his Vested Interest in his
               Participant's Account which accrued before such 5 year period; and (3)if a Participant does not have a Vested Interest in his Participant's Account, Years of Service with the Employer before any period of consecutive 1 -Year Breaks in Service will not be taken into account if the number of consecutive 1-Year Breaks in Service within such period equals or exceeds the greater of 5 or the aggregate number of Years of Service before such period.

         (c) Effect Of Amendment To Vesting Schedule: No Plan amendment may directly or indirectly reduce a Participant's Vested Interest. If the schedule used to determine a Participant's Vested Interest is amended, any Participant with at least 3 Years of Service (or 5 Years of Service for those Participants who do not have at least 1 Hour of Service in any Plan Year beginning after December 31,
               1988) may, by filing a written request with the Administrator 60 days after to the latest of (1) the amendment's adoption date, or
               (2) the amendment's effective date, or (3) the date the Participant receives written notice of the amendment, elect to have his Vested Interest computed by the schedule in effect prior to the amendment. A Participant who fails to make the election will have his Vested Interest computed by the new schedule.

                                    ARTICLE 5
                            DISTRIBUTION OF BENEFITS

5.01 RETIREMENT BENEFITS: A Participant's retirement benefits as determined under Section 4.01, will be distributed in accordance with the following provisions:

         (a) Forms Of Distribution: A Participant may elect to have his Vested Aggregate Account distributed in either (1) one lump-sum payment; or (2) equal monthly, quarterly, semi-annual, or annual installments. If a Participant's Vested Aggregate Account is paid in installments, such Account will either be segregated and separately invested by the Trustee or will be invested in a nontransferable annuity Policy. If the Vested Aggregate Account is invested in a separate account, interest will be credited thereto and will be currently distributed in addition to the regular installment payment.

         (b) Mandatory Commencement of Benefits: Distribution of a Participant's retirement benefits must begin no later than April 1 of the calendar year following the calendar year in which he attains Age 70 1/2. However, the Vested Aggregate Account of any Participant who attains Age 70 1/2 before January 1, 1988 will be distributed in accordance with the following:(1) distribution to a Participant who is not a 5-percent owner must begin by the April 1st of the calendar year following the calendar year in which occurs the later of the date he retires or the date he reaches Age 70 1/2; (2) distribution to a Participant who is a 5-percent owner during any Plan Year beginning after December 31, 1979, must begin no later than the later of the April 1st following the later of (A) the calendar year in which he reaches Age 70 1/2, or the earlier of (B) the calendar year with or within which ends the Plan Year in which he becomes a 5-percent owner, or the calendar year in which he actually retires; and (3) distribution to a Participant who is not a 5-percent owner and who reaches Age 70 1/2 during 1988 and who has not retired as of January 1, 1989 must begin no later than April 1, 1990.

         (c) Definition Of 5-Percent Owner: A Participant will be treated as a 5-percent owner for purposes of this Section if he is a 5-percent owner as defined in Code Section 416(i) (without regard to whether the Plan is a Top Heavy Plan) at any time during the Plan Year ending on or within the calendar year in which he reaches Age 66 1/2 or any subsequent Plan Year. Once distributions have begun to a 5-percent owner, they must continue even if he ceases to be a 5-percent owner in any future Plan Year.

         (d) Limitation On Distribution Periods: As of the first distribution calendar year (as defined in Section 5.01(f) below), if a Participant's Vested Aggregate Accrued Benefit is distributed in other than a lump sum, distribution cannot be made over a period exceeding the life of the Participant (or the lives of the Participant and his designated Beneficiary) or the life expectancy of the Participant (or the life expectancies of the Participant and his designated Beneficiary). For purposes of this
               Section 5.01, life expectancies will be determined in accordance with the provisions of Section 5.12.

         (e) Determination Of Amount To Be Distributed Each Year: If a Participant's Vested Aggregate Accrued Benefit is to be paid in other than a single sum, the following minimum distribution rules will apply on or after the Participant's mandatory benefit commencement date as set forth in Section 5.0 1 (b) above:

               (1) If a Participant's Vested Aggregate Account is to be distributed over (A) a period not extending beyond the life expectancy of the Participant or the joint life and last survivor expectancy of the Participant and his designated Beneficiary, or (B) a period not extending beyond the life expectancy of the designated Beneficiary, the amount required to be distributed for each calendar year, beginning with distributions for the first distribution calendar year, must at least equal the quotient obtained by dividing the Participant's Vested Aggregate Account by the applicable life expectancy.

               (2) For calendar years beginning before January 1, 1989, if the Participant's spouse is not the designated Beneficiary, the method by which a Participant's Vested Aggregate Account is distributed must assure that at least 50% of such Account is paid within the life expectancy of the Participant.

               (3) For calendar years beginning after December 31, 1988, the amount to be distributed each year, beginning with distributions for the first distribution calendar year, will not be less than the quotient obtained by dividing the Participant's Vested Aggregate Account by the lesser of (A) the applicable life expectancy, or (B) if the Participant's spouse is not the designated Beneficiary, the applicable divisor determined from the table in Q&A of tax regulation 1.401(a)(9)-2. Distributions after the death of the Participant will be distributed using the applicable life expectancy in subparagraph (1) above as the relevant divisor without regard to tax regulation 1.401(a)(9)-2.

               (4) The minimum distribution required for the Participant's first distribution calendar year must be made on or before the Participant's mandatory benefit commencement date pursuant to Section 5.01(b). The minimum distribution for other calendar years, including the distribution calendar year in which the employee's mandatory benefit commencement date occurs, must be made on or before December 31 of that distribution calendar year.

         (f) Distribution Calendar Year: For purposes of this Section, the term distribution calendar year means the calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant's mandatory benefit commencement date per Section 5.01(c).

5.02 DEATH BENEFITS: A deceased Participant's death benefits as determined under Section 4.02 will be paid in accordance with tile following provisions:

         (a) Form Of Distribution: A Participant will designate that his Vested Aggregate Account be distributed to his Beneficiary in either (1) one lump-sum payment; or (2) equal monthly, quarterly, semi-annual, or annual installments, the number of which may be elected by the Participant. In the absence of such an election by the Participant, the Trustee will, subject to the requirements of paragraph (d) below, either (1) determine the number of such installment payments to be made, or (2) invest the deceased Participanfs Vested Aggregate Account balance in a nontransferable annuity Policy.

         (b) Mandatory Distribution To Surviving Spouse: Notwithstanding Sections 4.02(c) and 5.02(a) to the contrary, the Trustee will distribute a deceased Participant's Vested Aggregate Account to the deceased Participant's surviving spouse, unless the surviving spouse elects not to receive the death benefit. If the surviving spouse elects, pursuant to Section 5.08, not to receive the death benefit, or if there is no surviving spouse, the Participant's death benefit will be paid to his designated Beneficiary, or if no designation has been made, in accordance with Section 4.02(c).

         (c) Distribution To Retired Participants: If a Retired Participant who has started to receive his Vested Aggregate Account dies before his entire interest therein has been distributed, the balance thereof will be distributed at least as rapidly as under the distribution method being used under Section 5.01 on the date of his death.

         (d) Five Year Rule: If a Participant dies before distribution of his Vested Aggregate Account begins, the entire balance thereof must be distributed to the Participant's Beneficiary by December 31st of the calendar year containing the fifth anniversary of the Participant's death, provided, however, that if any portion of the Participant's Vested Aggregate Account is payable to a designated Beneficiiry, distribution may be made over the life of such Beneficiary (or over a period not extending beyond the life expectancy of such Beneficiary) if distribution begins not later than December 31st of the calendar year immediately following the calendar year in which the Participant died, and provided further that if a Participant's spouse is his designated Beneficiary, distribution must begin not later than the earlier of (1) the December 31st of the calendar year immediately following the calendar year in which the Participant died or (2) the December 31st of the calendar year in which the Participant would have reached Age 7O 1/2. If the surviving spouse dies before distribution begins, the 5-year requirement will apply as if the spouse were the Participant. For purposes of this Section, life expectancies will be determined in accordance with the provisions of Section 5.12.

         (e) Date Distribution Deemed To Begin: For purposes of this Section, distribution of a Participant's Vested Aggregate Account balance is considered to begin on the Participant's mandatory benefit commencement date pursuant to Section 5.01(b) above (or, if
               applicable,   the   date   distribution   is   required   to  the
               Participant's surviving spouse pursuant to Section 5.02(d) above). If distribution in the form of an annuity irrevocably commences to the Participant before his mandatory benefit commencement date, the date distribution is considered to begin is the actual date distribution begins.

5.03 DISABILITY BENEFITS: Distribution of a disabled Participant's Disability Benefit as determined under Section 4.03 will be made in accordance with the provisions of Sections 5.01, 5.05, and 5.06 of the Plan.

5.04 TERMINATION OF EMPLOYMENT: A Participant who has a Termination of Employment will be entitled to a distribution of his Vested Aggregate Account, subject to the following:

         (a) Segregation Of Account: As of the Anniversary Date coinciding with or next following a Participant's Termination of Employment, the Administrator will, until a distribution is made in accordance with Section 5.04(c) below, direct the Trustee to either invest the Terminated Participant's Vested Aggregate Account balance in a separate account in such investments as the Trustee deems acceptable; or leave such Vested Aggregate Account balance as part of the general Trust Fund.

         (b) Determination Of Benefit: If the Terminated Participant receives any Plan allocations pursuant to Section 3.07 in the Plan Year of his Termination of Employment, he will be entitled to his Vested Aggregate Account balance as of the Anniversary Date coinciding with or next following his Termination of Employment. However, if the Terminated Participant does not receive any such allocations in the Plan Year of his Termination of Employment, he will be entitled to his Vested Aggregate Account balance as of the Anniversary Date preceding his Termination of Employment.

         (c) Distribution: A Terminated Participant's Vested Aggregate Account will be distributed upon the earlier to occur of his death, Disability, or his attainment of the Plan's Normal (or Early) Retirement Age. Such distribution will be made in accordance with the provisions of Section 5.01, Section 5.02 or Section 5.03, as the case may be, unless an earlier cash-out has occurred in accordance with the provisions of Section 5.05 or Section 5.06. That portion of a Terminated Participanfs Account in which he does not have a Vested Interest at the time of distribution will be treated as a Forfeiture.

5.05 CASHOUTS NOT GREATER THAN $3,500: If a Participant's Vested Aggregate Account does not exceed $3,500 (excluding any deductible Employee contributions for Plan Years beginning prior to January 1, 1989), the Administrator will distribute such amount as soon as administratively feasible following the last of the Plan Year in which the Participant completed an Hour of Service, but not later than the last day of the Plan Year in which the Participant incurs a 1 -Year Break in Service. If a Participant's Vested Aggregate Account balance is zero, he will be deemed to have received a distribution of such balance. Upon distribution, that portion of a Participant's Account in which he does not have a Vested Interest will be treated as a Forfeiture.

5.06 CASHOUTS GREATER THAN $3,500: If a Participant's Vested Aggregate Account balance exceeds, or at the time of any prior distribution exceeded $3,500 (excluding any deductible Employee contributions for Plan Years beginning prior to January 1, 1989), the Administrator will distribute such amount as soon as administratively feasible following the date the Participant requested payment. Upon distribution, that portion of a Participant's Account in which he does not have a Vested Interest will be treated as a Forfeiture. If such Vested Aggregate Account is immediately distributable, the Participant and his spouse (or where either the Participant or spouse has died, the survivor) must consent'to the distribution in accordance with the following:

         (a) Definition Of Immediately Distributable: An account balance is immediately distributable if any part of such account could be distributed to the Participant (or surviving spouse) before the Participant reaches (or would have reached if not deceased) the later of his Normal Retirement Age or Age 62.

         (b) Participant Must Consent: Because this Plan does not provide that a Participant's Vested Aggregate Account must be distributed as a Qualified Joint and Survivor Annuity under Section 5.01, only the Participant need consent to the distribution of his Vested Aggregate Account balance that is immediately distributable. Such consent must be obtained in writing within the 90-day period ending on the Annuity Starting Date. The Participant will not be required to consent to a distribution that is required by Code Sections 401(a)(9) or 415. In addition, if this Plan, upon termination, does not offer an annuity option (purchased by a commercial provider), the Participant's Vested Aggregate Account may, without his consent, be distributed to the Participant or transferred to another defined contribution plan within the same controlled group (other than an employee stock ownership plan as defined in Section 4975(e)(7) of the Code).

         (c) Notification: The Administrator must notify the Participant of the right to defer any distribution until the Participant's Vested Aggregate Account balance is no longer immediately distributable. Such notification will include a general explanation of the material features and relative values of the optional forms of benefit available under the Plan in a manner that would satisfy the notice requirements of Code Section 417(a)(3). Notification will be provided no less than 30 days and no more than 90 days prior to the Annuity Starting Date. However, distribution may commence less than 30 days after notice is given if (1) the distribution is one to which Code Sections 401(a)(11) and 417 do not apply, (2) the Administrator clearly informs the Participant that he has a right to a period of at least 30 days after receiving notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and (3) the Participant, after receiving notice, affirmatively elects a distribution.

5.07 REPAYMENT OF PRIOR DISTRIBUTIONS: If a Former Participant receives a distribution (or is deemed to have received a distribution) of his entire Vested Interest and is subsequently reemployed by the Employer, he may repay the full amount of the distribution (other than his own Employee contributions, if any) before the earlier of 5 years after the first date on which he is subsequently reemployed by the Employer or the close of the first period of 5 consecutive 1 -Year Breaks in Service beginning after the distribution. The balance in his Participant's Account after such repayment will be equal to the balance in his Participant's Account on the day the distribution described in this paragraph was originally made.

5.08 ELECTION AND CONSENT REQUIREMENTS: A surviving spouse's election not to receive a deceased Participant's death benefit will not be effective unless the spouse consents in writing to the election; the election designates a specific Beneficiary (or form of benefit) which may not be changed without spousal consent (or the consent of the spouse expressly permits designations by the Participant without any requirement of further spousal consent); and the spouse's consent acknowledges the effect of the election and is witnessed by the Administrator or a notary public.

5.09 APPLICATION OF CODE SECTION 401(a)(9): All distributions required hereunder will be determined and made in accordance with the regulations issued under Code Section 401(a)(9), including the minimum distribution incidental benefit requirement of regulation 1.401(a)(9)-2, and any provisions in this Plan which reflect Code
         Section 401(a)(9) will override any distribution options in the Plan which are inconsistent with such Code Section and regulations.

5.10     EFFECT OF QUALIFIED DOMESTIC RELATIONS ORDER:  Notwithstanding Sections
         5.01 and 5.02, a Participant's benefits, if any, which are payable hereunder as a Qualified Joint and Survivor Annuity or a Qualified Preretirement Survivor Annuity need not be paid in such form if such payment is inconsistent with, or has been modified by, the terms of a qualified domestic relations order that meets the requirements of Code
         Section 414(p).

5.11 COMMENCEMENT OF BENEFITS: Unless the Participant otherwise elects, the distribution of his benefits under this Plan will commence in accordance with the following provisions: (a) Payment of a Participant's Plan benefits under this Section must begin no later than the 60th day after the latest of the close of the Plan Year in which the Participant (1) reaches the earlier of Age 65 or Normal Retirement Age; (2) reaches his 10th anniversary of the year he commenced Plan participation; or (3) terminates his service with the Employer. However, the failure of a Participant and his spouse to consent to a distribution while a benefit is immediately distributable within the meaning of Section 5.06 will be deemed to be an election to defer commencement of payment of any benefit sufficient to satisfy this Section; (b) If this Plan provides for early retirement, a Participant who satisfied the service requirement for early retirement prior to his Termination of Employment will be entitled to receive his Vested Aggregate Account balance, if any, upon satisfaction of the age requirement for early retirement.

5.12 DETERMINATION OF LIFE EXPECTANCIES: In determining life expectancies for purposes of Section 5.01 and Section 5.02, the following provisions will apply:

         (a) Applicable Life Expectancy And Calendar Year: The applicable life expectancy (or joint and last survivor expectancy) will be calculated using the attained age of the Participant (or designated Beneficiary) as of the Participant's (or designated Beneficiary's) birthday in the applicable calendar year reduced by one for each calendar year which has elapsed since the date life expectancy was first calculated. If life expectancy is being recalculated, the applicable life expectancy will be the life expectancy as so recalculated. The applicable calendar year will be the first distribution calendar year as defined in Section 5.01(f), and if life expectancy is being recalculated, the succeeding distribution calendar year. If annuity payments begin before the required beginning date, the applicable calendar year is the year such payments commence. If distribution is in the form of an immediate annuity purchased after the Participant's death, the applicable calendar year will be the year such annuity is purchased.

         (b) Life Expectancy: Life expectancy or joint and last survivor expectancy under Sections 5.01 or 5.02 will be computed by use of Tables V and VI of regulation 1.72-9. Unless otherwise elected by the Participant (or by the spouse in the case of distributions made under Section 5.02(d) above) by the time distributions are required to begin, life expectancies will be recalculated annually. Such election will be irrevocable as to the Participant (or spouse) and will apply to all subsequent years. The life expectancy of a nonspouse Beneficiary may not be recalculated.

5.13 DISTRIBUTION OF EXCESS ELECTIVE DEFERRALS: Excess Elective Deferrals plus income and minus loss allocable thereto will be distributed no later than each April 15th to Participants to whose Accounts Excess Elective Deferrals were allocated for the preceding calendar year, and who claim or are deemed to have claimed Excess Elective Defeffals for such calendar year. Participants may receive a corrective distribution of Excess Elective Deferrals, plus any income and minus any loss allocable thereto during the same calendar year in which such Excess Elective Deferrals were made if the correcting distribution is made after the date on which the Plan received the Excess Elective Deferrals and all of the other requirements of this Section are met. Such distributions will be made in accordance with the following provisions:

         (a) Elective Deferral: The term Elective Deferral means any Employer contribution made to the Plan at the election of a Participant in lieu of cash compensation, including contributions made pursuant to a salary reduction agreement or other deferral mechanism. With respect to any taxable year, a Participant's Elective Deferral is the sum of all Employer contributions made on behalf of such Participant pursuant to an election to defer under any qualified cash or deferred arrangement described in Code Sections 401(k), 402(h)(1)(B), 457, 501(c)(18) or 403(b).

         (b) Excess Elective Deferrals: The term Excess Elective Deferrals means those Elective Deferrals includible in a Participant's gross income under Code Section 402(g) to the extent his Elective Deferrals for a taxable year exceed the dollar limitation under such Code Section. Excess Elective Deferrals will be treated as Annual Additions under Section 6.01 unless such amounts are distributed no later than the first April 15th following the close of the Participant's taxable year.

         (c) Claims: Claims must be in writing; must be submitted to the Administrator no later than March 1st of each year with respect to the preceding taxable year; must specify the Participant's Excess Elective Deferrals for the preceding calendar year; and must be accompanied by the Participant's written statement that if such amounts are not distributed, such Excess Elective Deferrals, when added to amounts deferred under other plans described in Code Sections 401(k), 408(k), or 403(b), exceeds the limit imposed by Code Section 402(g) for the year in which the Excess Elective Deferrals occurred. A Participant will be deemed to have made a written claim for a such a distribution if he has Excess Elective Deferrals arising solely from amounts deferred under this Plan and any other plans maintained by the Employer.

         (d) Income Or Loss: Excess Elective Deferrals will be adjusted for any income or loss up to the end of the Participant's taxable year and, at the discretion of the Administrator, may be adjusted for income or loss up to the date of distribution. The period, if any, between the end of the Participant's taxable year and the date of distribution will be referred to as the gap period, and any income earned therein will be allocated at the discretion of the Administrator applied consistently to all Participants and to all corrective distributions for the taxable year. The income or loss allocable to a Participant's Excess Elective Deferrals will be the amount determined by either the method in subparagraph (1) or subparagraph (2) plus, if applicable the amount determined in subparagraph (3), as follows:

               (1) The amount determined by multiplying the income or loss allocable to his Elective Deferrals for the taxable year (and the gap period) by a fraction, the numerator of which is the Participant's Excess Elective Deferrals for the year and the denominator of which is (A) the Participant's Account balance attributable to Elective Deferrals as of the beginning of the Participant's taxable year plus any Elective Deferrals allocated to the Participant's Account during such taxable year and the gap period, if applicable, or (B) solely with respect to taxable years beginning before January 1, 1992, the Participant's Account balance attributable to Elective Deferrals as of the end of the Participant's taxable year, reduced by any gain and increased by any loss allocable thereto during the taxable year; or

         (2) The amount determined by any reasonable method of allocating income or loss to Excess Elective Deferrals for the taxable year and for the gap period, if applicable, provided the method used is the same method used by this Plan for allocating income or losses to Participant's Accounts; and

         (3) Ten percent (1O%) of the amount determined under subparagraph (1) multiplied by the number of whole calendar months between the end of the Participant's taxable year and the date of distribution, counting the month of distribution if distribution occurs after the 15th of such month.

5.14 DISTRIBUTION OF EXCESS CONTRIBUTIONS Excess Contributions, plus any income and minus any loss allocable thereto, will be distributed no later than the last day of each Plan Year to Participants to whose accounts such Excess Contributions were allocated for the preceding Plan Year. Such distribution will be made in accordance with the following provisions:

         (a) Definitions: The term Excess Contributions means, with respect to any Plan Year, the excess of the aggregate amount of Employer contributions actually used in computing the Actual Deferral Percentage (ADP) of Highly Compensated Employees for such Plan Year, over the maximum amount of such contributions permitted by the ADP (determined by reducing contributions made on behalf of Highly Compensated Employees in order of the ADP, beginning with the highest of such percentages). Also, the terms Actual Deferral Percentage, Qualified Nonelective Contributions and Qualified Matching Contributions have the meaning ascribed to them in Code
               Section 401(m) and the regulations thereunder, which are incorporated herein by reference. Excess Contributions, including amounts that are recharacterized under paragraph (e) below, will be treated for purposes of this Plan as Annual Additions pursuant to Section 6.01.

         (b) Excise Taxes: If Excess Contributions are distributed more than 2 1/2 months after the last day of the Plan Year in which such Excess Contributions arose, a 10% excise tax will be imposed on the Employer with respect to such amounts. Distribution will be made to Highly Compensated Employees on the basis of the respective portions of the Excess Contributions attributable to each such Employee. Excess Contributions of Participants who are subject to the family member aggregation rules of Code Section 414(q)(6) will be allocated among family members in proportion to the Elective Deferrals (and amounts treated as Elective Deferrals) of each family member that is combined to determine the combined Average Deferral Percentage.

         (c) Determination Of Income Or Loss: Excess Contributions will be adjusted for any income or loss up to the end of the Plan Year and, at the discretion of the Administrator, may be adjusted for income or loss up to the date of distribution. The period, if any, between the end of the Plan Year and the date of distribution will be referred to as gap period, and any income earned therein will be allocated at the Administrator's discretion applied consistently to all Participants and to all corrective distributions made for the Plan Year. The income or loss allocable to a Participant's Excess Contributions will be the amount determined by either the method in subparagraph (1) or subparagraph (2) plus, if applicable, the amount determined under subparagraph (3), as follows:

               (1) The amount determined by multiplying the income or loss allocable to his Elective Deferrals (and, if applicable his Qualified Non-Elective Contributions or his Qualified Matching Contributions, or both) for the Plan Year (and the gap period, if applicable) by a fraction, the numerator of which is the Participant's Excess Contributions for the year and the denominator of which is (A) the Participant's Account balance attributable to Elective Deferrals (and Qualified Non-Elective Contributions or Qualified Matching Contributions, or both, if any of such contributions are included in the ADP test) as of the beginning of the Plan Year plus any Elective Deferrals (and Qualified Non-Elective Contributions or Qualified

                    Matching Contributions, or both, if any of such contributions are included in the ADP test) allocated to the Participant during such Plan Year and the gap period, if applicable, or (B) solely with respect to Plan Years beginning before January 1, 1992, the Participant's Account balance attributable to Elective Deferrals (and Qualified NonElective Contributions or Qualified Matching Contributions or both, if any such contributions are included in the Actual Deferral Percentage test) as of the end of the Plan Year reduced by any gain and increased by any loss allocable thereto during the Plan Year; or

               (2) The amount determined by any reasonable method of allocating income or loss to the Participant's Elective Deferrals (and if applicable, his Qualified Non-Elective Contributions or his Qualified Matching Contributions, or both) for the Plan Year and for the gap period, if applicable, provided the method used is the same method used by this Plan for allocating income or losses to Participants' Accounts; and

               (3) Ten percent (1O%) of the amount determined under subparagraph (1) multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution, counting the month of distribution if distribution occurs after the 15th of such month.



         (d) Accounting For Excess Contributions: Excess Contributions, which cannot be refunded to the Employer, will be distributed from the Participant's Account balance attributable to Elective Deferrals and Qualified Matching Contributions, if any, in proportion to the Participant's Elective Deferrals and Qualified Matching Contributions (to the extent used in the ADP test) for the Plan Year. Excess Contributions will be distributed from the Participant's Account balance attributable to Qualified Nonelective Contributions only to the extent that such Excess Contributions exceed the Participant's Account balance attributable to Elective Deferrals and Qualified Matching Contributions.

         (e) Recharacterization: A Participant may elect to treat his Excess Contributions as an amount distributed to the Participant and then contributed to the Plan. Recharacterized amounts will remain nonforfeitable and subject to the same distribution requirements as Elective Deferrals. Amounts may not be recharacterized by a Highly Compensated Employee to the extent such amount in combination with other contributions made by that Employee would exceed 1O% of the Participant's Compensation. Recharacterization must occur no later than 2 1/2 months after the last day of the Plan Year in which such Excess Contributions arose and is deemed to occur no earlier than the date the last Highly Compensated Employee is informed in writing of the amount recharacterized and the consequences thereof. Recharacterized amounts will be taxable to the Participant for the tax year in which the Participant would have received them in cash.

5.15 DISTRIBUTION OF EXCESS AGGREGATE CONTRIBUTIONS: Excess Aggregate Contributions, plus any income and minus any loss allocable thereto, will be forfeited, if forfeitable, or if not forfeitable, will be distributed no later than the last day of each Plan Year to Participants to whose accounts such Excess Aggregate Contributions were allocated for the preceding Plan Year. Such distribution will be made in accordance with the following:

         (a) Definitions: The term Excess Aggregate Contributions means, with respect to any Plan Year, the excess of the aggregate Contribution Percentage Amounts taken into account in computing the numerator of the Contribution Percentage actually made on behalf of Highly Compensated Employees for such Plan Year, over the maximum Contribution Percentage Amounts permitted by the Actual Contribution Percentage test (as determined by reducing contributions made on behalf of Highly Compensated Employees in order of their Contribution Percentages beginning with the highest of such percentages). Also, the terms Contribution Percentage Amount, Actual Contribution Percentage, and Contribution Percentage have the meaning ascribed to them in Code
               Section 401 (m) and the regulations
               thereunder, which pursuant to regulation 1.401(m)-1(b)(3) are incorporated herein by reference.

         (b) Excise Taxes: Excess Aggregate Contributions of Participants subject to the family member aggregation rules of Code Section 414(q)(6) will be allocated among family members in proportion to the Voluntary Employee Contributions and Matching Contributions (or amounts treated as Matching Contributions) of each family member that is combined to determine the combined Actual Deferral Percentage. If such Excess Aggregate Contributions are distributed more than 2 1/2 months after the last day of the Plan Year in which they arose, a 10% excise tax will be imposed on the Employer with respect to such amounts. Excess Aggregate Contributions will be treated for purposes of this Plan as Annual Additions pursuant to Section 6.0 1.

         (c) Determination Of Income: Excess Aggregate Contributions will be adjusted for any income or loss up to the end of the Plan Year and, at the discretion of the Administrator, may be adjusted for income or loss up to the date of distribution. The period between the end of the Plan Year and the date of distribution, if any, shall be referred to as the gap period, and any income earned during the gap period will be allocated at the discretion of the Administrator applied consistently to all Participants and to all corrective distributions for the Plan Year. The income or loss allocable to a Participant's Excess Aggregate Contributions will be the amount determined by either the method in subparagraph (1) or the method in subparagraph (2) plus, if applicable, the amount determined under subparagraph (3):

               (1) The amount determined by multiplying the income or loss allocable to his Voluntary Employee Contributions, Matching Contributions (if not used in the Actual Deferral Percentage test), Qualified Non-Elective Contributions and, to the extent applicable, Elective Deferrals for the Plan Year (and the gap period, if applicable) by a fraction, the numerator of which is such Participant's Excess Aggregate Contributions for the year and the denominator of which is
                    (i) the Participant's Account balance(s) attributable to Contribution Percentage Amounts as of tile beginning of the Plan Year, plus any additional amounts attributable to Contribution Percentage Amounts allocated to the Participant during such Plan Year and the gap period, if applicalbe, or
                    (ii)  solely  with  respect to Plan Years  beginning  before
                    January   1,  1992,   the  Participant's   Account   balance
                    attributable to Contribution Percentage Amounts as of the end of the Plan Year, reduced by any gain and increased by any loss allocable thereto during the Plan Year; or

               (2) The amount determined by any reasonable method of allocating income or loss to the Participant's Voluntary Contributions, Matching Contributions and Qualified Non-Elective Contributions for the Plan Year and for the gap period, if applicable, provided the method used is the same one used by this Plan for allocating income or losses to Participants' Accounts; and

               (3) Ten percent (1O%) of the amount determined under subparagraph (1) multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution, counting the month of distribution if distribution occurs after the 15th of such month.

         (d) Accounting For Excess Aggregate Contributions: Excess Aggregate Contribution will be forfeited, if forfeitable, or distributed on a prorata basis from (1) the Participant's Voluntary Employee Contribution Account and his Participant's Account balance attributable to Matching Contributions and Qualified Matching Contributions (and, if applicable, his Participant's Account balance attributable to Qualified Nonelective Contributions or Elective Deferrals, or both).

         (e)   Allocation   Of   Forfeitures:   Amounts   forfeited   by  Highly
               Compensated Employees under this Section will be applied to reduce the Employer's contributions.

5.16 DIRECT ROLLOVERS: This Section applies to distributions made on or after January 1, 1993. Notwithstanding any other provision of the Plan to the contrary that would otherwise limit a distributee's election under this Article, a distributes may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributes in a direct rollover.

               (a) Definition Of Eligible Rollover Distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net
                    unrealized    appreciation    with   respect   to   employer
                    securities).

         (b) Definition Of Eligible Retirement Plan: An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in
               Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

         (c) Definition Of Distributee: A distributes includes an Employee or former Employee. In addition, the Employee's or former Employee's Surviving Spouse and the Employee's or former Employee's spouse or former Spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the Spouse or former Spouse.

         (d) Definition Of Direct Rollover: A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributes.

5.17 HARDSHIP DISTRIBUTIONS: The Trustee may, at the direction of the Administrator and subject to the spousal consent requirements, if any, set forth in Section 5.08, distribute all or part of a Participant's Elective Deferrals (plus any earnings credited thereto as of the end of the last Plan Year ending before July 1, 1989) due to the financial hardship of the Participant, in accordance with and subject to the following provisions:

         (a) Definition Of Hardship: Hardship means an immediate and heavy financial need of the Participant where such Participant lacks available resources, and the following are the only financial needs considered immediate and heavy: (1) medical expenses within the meaning of Code Section 213(d) that are incurred by the Participant, his spouse or his children; (2) the purchase (excluding mortgage payments) of a principal residence for the Participant; (3) payment of tuition and related educational fees for the next 12 months of post-secondary education for the Participant, his spouse or his children; or (4) the need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of his principal residence.

         (b) Maximum Distribution: A hardship distribution cannot exceed the amount required to relieve the hardship, and cannot be made to the extent the hardship can be satisfied from other resources reasonably available to the Participant, as determined by the Administrator on the basis of all relevant facts and circumstances. However, a distribution will be treated as necessary to satisfy a hardship if the Administrator, in the absence of actual knowledge to the contrary, relies upon the Participant's written representation that the hardship cannot be relieved (1) through reimbursement or compensation by insurance or otherwise; (2) by liquidation of the Participant's assets, to the extent such liquidation would not itself cause a hardship;
               (3) by cessation of Elective Deferrals or Employee contributions to the Plan; or (4)by other distributions or nontaxable (at the time of the loan) loans from other Employer-maintained plans or by any other employer, or by borrowing from commercial sources on reasonable terms.

         (c)   Distributions    Deemed    Necessary    To   Meet   A   Hardship:
               Notwithstanding anything herein to the contrary, a distribution made hereunder will be deemed to be necessary to satisfy a financial hardship of the Participant if all of the following requirements are satisfied:(1) the distribution is not in excess of the amount of the hardship, including amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution; (2) the Participant has obtained all distributions (other than hardship distributions) and all nontaxable loans currently available under all plans maintained by the Employer; (3) the Plan, and all other plans maintained by the Employer, provide that the Participant's Elective Deferrals and Employee contributions will be suspended for at least 12 months after receipt of the hardship distribution; and (4) the Plan, and all other plans maintained by the Employer, provide that the Participant may not make Elective Deferrals for the Participant's taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under Code Section 402(g)(5) for such taxable year, minus the amount of such Participant's Elective Deferral for the taxable year in which the hardship distribution was made.

                                    ARTICLE 6
                          CODE SECTION 415 LIMITATIONS

6.01 MAXIMUM ANNUAL ADDITION: The maximum Annual Addition (as defined below) made to a Participant's various accounts maintained under the Plan for any Limitation Year beginning after December 31, 1986 will not exceed the lesser of the Dollar Limitation set forth in Section 6.01(a) or the Compensation Limitation set forth in Section 6.0 1 (b), as follows:

         (a) Dollar Limitation: The Dollar Limitation is the greater of $30,000 or 25% of the defined benefit dollar limitation set forth in Code Section 415(b)(1) as adjusted in accordance with Code
               Section 415(d).

         (b) Compensation Limitation: The Compensation Limitation is equal to 25% of the Participant's Section 415 Compensation for the Limitation Year. However, this limitation will not apply to any contribution made for medical benefits within the meaning of Code
               Section 419A(f)(2) after separation from service which is otherwise treated as an Annual Addition, or to any amount otherwise treated as an Annual Addition under Code Section 415(i)(1).

         (c) Annual Additions: The term Annual Additions means the sum of the following amounts credited to a Participant's Account for the Limitation Year: (1) Employer contributions; (2) Employee contributions; (3) Forfeitures; (4) amounts allocated, after March 31, 1984, to an individual medical account, as defined in Code Section 415(l)(2), which is part of a pension or annuity plan maintained by the Employer; and (5) amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits, allocated to the separate account of a key employee, as defined in Code Section 419A(d)(3), under a welfare fund, as defined in Code Section 419(e), maintained by the Employer.

         (d) Exclusions From Annual Additions: Notwithstanding the foregoing, Annual Additions do not include a Participant's rollovers, loan repayments, repayments of prior Plan distributions or prior distributions of his mandatory contributions, direct transfers of contributions from another plan to this Plan, deductible contributions to a simplified employee pension plan, or his voluntary deductible contributions.

6.02 ADJUSTMENTS TO MAXIMUM ANNUAL ADDITION: In applying the limitation on Annual Additions in Section 6.01, the following adjustments must be made:

         (a) Short Limitation Year: In a Limitation Year of less than 12 months, the Defined Contribution Dollar Limitation in Section 6.01(a) will be adjusted by multiplying it by the ratio that the number of months in the short Limitation Year bears to 12.

         (b) Plans With Different Anniversary Dates: If a Participant participates in multiple defined contribution plans sponsored by the Employer which have different Anniversary Dates, the maximum Annual Addition in this Plan for the Limitation Year will be reduced by the Annual Additions credited to the Participant's accounts in the other defined contribution plans for such Limitation Year.

         (c) Plans With The Same Anniversary Date: If a Participant participates in multiple defined contribution plans sponsored by the Employer which have the same Anniversary Date, the following provisions will apply:

               (1) If only one of the plans is subject to Code Section 412, Annual Additions will first be credited to the Participant's accounts in the plan subject thereto.

               (2) If none of the plans are subject to Code Section 412, the maximum Annual Addition in this Plan for a given Limitation Year will equal the product of (A) the maximum Annual Addition for such Limitation Year minus any other Annual Additions previously credited to the Participant's account, multiplied by the ratio that the Annual Additions which would be credited to a Participant's accounts hereunder without regard to the limitations in Section 6.01 bears to the Annual Additions for all plans described in this paragraph.

6.03     MULTIPLE  PLANS AND  MULTIPLE  EMPLOYERS:  All  defined  benefit  plans
         (whether terminated or not) of the Employer will be treated as one defined benefit plan, and all such defined contribution plans (whether terminated or not) will be treated as one defined contribution plan. In addition, all Affiliated Employers will be considered a single employer.

6.04 MULTIPLE PLAN REDUCTION: If an Employee is, or has been, a Participant in one or more Employer- sponsored defined benefit plans and one or more Employer-sponsored defined contribution plans, the sum of the defined benefit plan fraction and the defined contribution plan fraction for any Limitation Year may not exceed 1.0, subject to the following rules:

         (a) Adjustment Of Fraction: If the sum of the defined benefit fraction and the defined contribution fraction for any Limitation Year exceeds 1.0 for reasons other than those in Section 6.04(b), the numerator of the defined benefit fraction will be adjusted so the sum of such fractions will not exceed 1.0 for such Participant.

         (b) Adjustment of Defined Contribution Fraction: If an Employee was a Participant as of the end of the first day of the first Limitation Year beginning after December 31, 1986 in one or more defined contribution plans maintained by the Employer which were in existence on May 6, 1986, the numerator of the defined contribution fraction will be adjusted if the sum of such defined contribution fraction and the defined benefit fraction would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of the excess of the sum of the defined benefit fraction and the defined contribution fraction over 1.0 multiplied by the denominator of the defined contribution fraction will be permanently subtracted from the numerator of the defined contribution fraction. The adjustment will be calculated using the fractions as they would be computed as of the end of the last Limitation Year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the Plan made after May 5, 1986, but using the Code
               Section 415 limitation applicable to the first Limitation Year beginning on or after January 1, 1987.

6.05 DEFINED BENEFIT FRACTION: The defined benefit plan fraction referred to in Section 6.04 will be determined in accordance with the following provisions:

         (a) Definition Of Defined Benefit Fraction: The Defined Benefit Fraction is a fraction which has as its numerator the Participant's Projected Annual Benefits determined as of the close of the Limitation Year and which has as its denominator the lesser of 125% of the dollar limitation for the Limitation Year determined under Code Section 415(b) and Code Section (d), or 140% of the amount which may be taken into account under Code
               Section 415(b)(1)(B) for such Limitation Year.

         (b) Exception For Pre-1987 Participants: Notwithstanding the foregoing, with respect to anyone who was a Participant as of the first day of the first Limitation Year beginning after December 31, 1987, in one or more defined benefit plans maintained by the Employer which were in existence on May 6, 1986, the denominator of the defined benefit fraction will not be less than 125% of the Current Accrued Benefit.

         (c) Definitions: As used in this Section, (1) the term Projected Annual Benefits means the annual benefits payable to a Participant under all defined benefit plans (whether terminated or not) maintained by the Employer as determined under income tax regulation 1.415-7(b)(3); and (2) the term Current Accrued Benefit means a Participant's accrued benefit under a defined benefit plan, determined as if the Participant had separated from service as of the close of the last Limitation Year beginning before January 1, 1987, when expressed as an annual benefit within the meaning of Code Section 415(b)(2). In determining a Participant's Current Accrued Benefit, the Administrator will disregard any changes in the terms and conditions of the Plan after May 5, 1986, and any cost of living adjustment occurring after May 5, 1986. The Current Accrued Benefit will only be used as set forth above if the defined benefit plans individually and in the aggregate satisfied the requirements of Code Section 415 f6r all Limitation Years beginning before January 1, 1987.

6.06 DEFINED CONTRIBUTION FRACTION: The defined contribution plan fraction referred to in Section 6.04 will be determined in accordance with the following provisions:

         (a) Definition Of Defined Contribution Fraction: The Defined Contribution Fraction is a fraction the numerator of which is the sum of the Annual Additions to the Participant's Account under all the defined contribution plans (whether terminated or not) maintained by the Employer for the current Limitation Year and all prior Limitation Years (including the Annual Additions attributable to the Participant's nondeductible Employee contributions to all defined benefit plans, whether terminated or not, maintained by the Employer, and the Annual Additions attributable to all welfare benefit funds, as defined in Code
               Section 419(e), and individual medical accounts, as defined in Code Section 415(l)(2), maintained by the Employer), and the denominator of which is the sum of the maximum aggregate amounts for the current Limitation Year and all prior Limitation Years the Employee was employed by the Employer (regardless of whether a defined contribution plan was maintained by the Employer). The maximum permissible aggregate amount in any Limitation Year is the lesser of (1) 125% of the dollar limitation in effect in Code
               Section 415(c)(1)(A) for such Limitation Year determined without regard to Code Section 415(c)(6) and adjusted per regulation 1.415-7(d)(1) and Notice 83-10, or (2) 140% of the amount which may be taken into account under Code Section 415(c)(1)(B) for such Limitation Year.

         (b) Transition Rule For Denominator: For defined contribution plans in effect on or before July 1, 1982, the Administrator may elect for any Limitation Year ending after December 31, 1982 that the denominator will be the product of the denominator for the Limitation Year ending in 1982 determined under the law in effect for such Limitation Year, multiplied by the Transition Fraction.

         (c) Definition Of Transition Fraction: For purposes of this Section, the Transition Fraction is a fraction which has as its numerator the lesser of $51,875 or 1.4 multiplied by 25% of the Participant's Section 415 Compensation for the Plan Year ending in 198 1, and which has as its denominator the lesser of $41,500 or 25% of the Participant's Section 415 Compensation for the Plan Year ending in 1981.

6.07 TOP HEAVY PLAN ADJUSTMENTS: Notwithstanding anything herein to the contrary, in any Top Heavy Plan Limitation Year, the following rules will apply in determining the defined benefit fraction and the defined contribution fraction:

         (a) Determination Of Transition Fraction: In Section 6.05(c), $41,500 will be substituted for $51,875 in determining the Transition Fraction unless the Extra Minimum Allocation is being provided in
               Section 3.06. In a Super Top Heavy Plan Limitation Year, $41,500 will be substituted for $51,875 in any event.

         (b) Determination Of Multiple Plan Fraction: 100% will be substituted for 125% in Sections 6.05 and 6.06 unless a 7.5% allocation is being provided to Non-Key Employees in Section 3.06 or a Non-Key Employee is being provided with a retirement benefit under a defined benefit plan that is equal to 3% of his average monthly
               Section 415 Compensation. However, in any Super Top Heavy Plan Limitation Year, 100% will be substituted for 125% in any event.

         (c) Adjustments If Limitation Is Exceeded: If the 100% limitation is exceeded for any Participant in any Limitation Year, then the Participant's accrued benefit in the defined benefit plan will not be increased; no Annual Additions may be credited to his accounts; and the Participant may not make any contributions (voluntary or mandatory) to this Plan or any other Employer sponsored-qualified plan.

6.08 ADJUSTMENT FOR EXCESSIVE ANNUAL ADDITIONS: If an allocation of Forfeitures or an error in calculating a Participant's Compensation causes the Annual Additions allocated to such Participant's Account to exceed the maximum set forth in Section 6.01, such Participant's Account will be adjusted as follows in order to reduce such excess:

         (a) Return Of Voluntary Employee Contributions: The Administrator will return any Voluntary Employee Contributions to the extent that such return would reduce the excess amount in the Participant's Account.

         (b) Remaining Excess: If after applying paragraph (a), an excess amount remains in such Participant's Account, such excess will be disposed of in the following manner:

               (1) If the Participant is employed by the Employer at the end of the Limitation Year, the Administrator will hold the excess amount in the Section 415 Suspense Account and use such excess to reduce Employer contributions (including any allocation of Forfeitures) for the next Limitation Year (and for each succeeding Limitation Year if necessary) for such Participant.

               (2) If the Participant is not employed by the Employer at the end of a Limitation Year, the excess amount may not be distributed to the Participant but will be held unallocated in the Section 415 Suspense Account and will be used to reduce future Employer contributions (including the allocation of Forfeitures) for all remaining Participants in the next Limitation Year, and in each succeeding Limitation Year if necessary.

         (c) Earnings, Losses And Reallocation: If the Section 415 Suspense Account is in existence at any time during a Limitation Year pursuant to this Section, it will not share in the allocation of the earnings or losses of the Trust Fund. If the Section 415 Suspense Account is in existence at any time during a particular Limitation Year, all amounts in such account must be allocated and reallocated to Participants' Accounts before any Employer contributions or any Employee contributions may be made to the Plan for that Limitation Year. Excess amounts in the Section 415 Suspense Account may not be distributed to Participants or former Participants.

                                    ARTICLE 7
                                     TRUSTEE

7.01 APPOINTMENT, RESIGNATION, REMOVAL, AND SUCCESSION: This Plan will have one or more individual Trustees, or one corporate Trustee, or any combination thereof, said Trustee or Trustees to serve in accordance with the following provisions:

         (a) Appointment Of Trustee: Each Trustee will be appointed by the Employer and will serve until its successor has been named or until such Trustee's resignation, death, incapacity, or removal, in which event the Employer will name a successor Trustee. The term Trustee will include the original and any successor Trustees.

         (b) Resignation Of Trustee: A Trustee may resign at any time by giving 30 days written notice in advance to the Employer, unless such notice is waived by the Employer. The Employer may remove a Trustee by giving such Trustee 30 days written notice in advance. Such removal may be with or without cause.

         (c) Successor Trustee: Each successor Trustee will succeed to the title to the Trust by accepting his appointment in writing and by filing such written acceptance with the former Trustee and the Employer. The former Trustee, upon receipt of such acceptance, will execute all documents and perform all acts necessary to vest the Trust Fund's title of record in any successor Trustee. No successor Trustee will be personally liable for any act or failure to act of any predecessor Trustee.

         (d) Merger Of Corporate Trustee: If any corporate Trustee, before or after qualification, changes its name, consolidates or merges with another corporation, or otherwise reorganizes, any resulting corporation which succeeds to the fiduciary business of such Trustee will become a Trustee hereunder in lieu of such corporate Trustee.

7.02 GENERAL INVESTMENT POWERS: The Employer will establish, by a statement delivered in writing to the Trustee, a funding policy for the Plan and the Trustee's actions performed pursuant to this Plan will be consistent with said funding policy. However, the Trustee will have no responsibility for reviewing the funding policy or advising the Employer on the merits of said policy. Consistent with such funding policy, the Trustee will invest and reinvest the Trust Fund without distinction between principal and income in such securities or property (real, personal or mixed), wherever situated, as the Trustee deems advisable, including, but not limited to, bonds, notes, debentures, mortgages, preferred or common stock, and real estate or any interest therein. Also, in addition to all powers under common law, statutory law, and other provisions of this Plan, the Trustee will have the following investment powers and authorities, to be exercised in the Trustee's sole discretion:

         (a) Purchase And Sale Of Securities: The Trustee may purchase, or subscribe for, any bonds, debentures, mortgages, notes, common or preferred stocks (with or without par value), and other property and retain the same as the Trustee deems advisable. In conjunction with tile purchase of any securities, margin accounts may be maintained. The Trustee may sell, exchange, convey, transfer, grant options to purchase, or otherwise dispose of any securities held by the Trustee, by private contract or at public auction. No person dealing with tile Trustee will be bound to see to the application of the purchase money or to inquire into the validity or propriety of any such sale or other disposition, with or without advertisement.

         (b) Exercise of Securities' Rights: The Trustee may vote (in person, by general or limited proxy, or by power of attorney) upon any stocks, bonds, debentures, or other securities; may exercise any conversion privileges, subscription rights or other options; and may make any payments incidental thereto. The Trustee may join in, dissent from, or oppose, corporate reorganizations, recapitalizations, consolidations,sales or mergers of any corporation or its properties, upon such terms and conditions as it deems advisable, and may accept any securities which may be issued upon any such reorganization, recapitalization, consolidation, sale or merger and thereaher hold the same as a part of the Trust Fund. The Trustee may exercise any powers of an owner with respect to stocks, bonds, securities, or other property.

         (c) Registration of Securities: The Trustee may cause any securities or other property to be registered in the Trustee's own name or in the name of the Trustee's nominee(s), and may hold any investments in bearer form, but the records of the Trustee will at all times show all such investments as part of the Trust Fund.

         (d) Call Options: The Trustee may write and sell call options if the holder has the right to purchase stock held by the Trustee as part of the Trust Fund, if (1) such options are traded or sold through a securities exchange registered under the Securities Exchange Act of 1934 which is authorized to provide a market for option contracts under Rule 9B- 1 of such Act, and (2) the Trustee at all times (including the time of exercise or expiration of the option) holds sufficient stock in the Trust Fund to meet the obligations under the option if exercised. The Trustee may purchase and acquire call options for the purchase of stock covered by such options if the options are traded on and purchased through a national securities exchange as described above and the option is purchased solely in a closing purchase transaction.

         (e) Property Transactions: The Trustee may sell, exchange, transfer, or dispose of, and may also grant options with respect to, any property, whether real or personal, at any time held by it. Any sale may be made by private contract or by public auction, and no person will be bound to see to the application of the purchase money or to inquire into the validity or propriety of any such sale or other disposition. Further, the Trustee may retain, manage, operate, repair, improve and mortgage or lease for any period on such terms as it deems proper any real estate or personal property held by it, including the power to demolish any building or other improvements in whole or part. The Trustee may erect buildings or other improvements, may make leases that extend beyond the term of this Trust, and may foreclose, extend, reiiew, assign, release or partially release and discharge mortgages or other liens.

         (f) Mineral Investments: The Trustee may purchase, convey, lease, and otherwise deal with oil, gas and other minerals, mineral rights, and royalties. The Trustee may operate and develop oil, gas, and other mineral properties and interests, including, but not limited to, the power to make and release oil, gas, and mineral leases and subleases. The Trustee may make mineral deeds and royalty transfers, create, reserve and dispose of overriding royalties, oil payments, gas payments, and any other interests, may execute division orders and transfer orders, may enter into development and drilling contracts, operating agreements and unitization agreements, and may make agreements for present or future pooling of any and all interests in oil, gas and other minerals.

         (g) Cash Reserves: The Trustee may retain in cash so much of the Trust Fund as it may deem advisable to satisfy the liquidity needs of the Plan and to deposit any cash held in the Trust Fund in a bank account without liability for the highest rate of interest available. If a bank is acting as Trustee, such Trustee is specifically given authority to invest in deposits of such Trustee.

         (h) Cash Held Uninvested: The Trustee may hold cash uninvested at any time and from time to time and in such amount or to such extent as the Trustee deems prudent, and the Trustee will not be liable for any losses which may be incurred as the result of the failure to invest same, except to the extent provided herein or in ERISA.

         (i) Loans to the Trust: The Trustee may borrow or raise money for Plan purposes in such amount, and upon such terms and conditions, as the Trustee deems advisable; and for any sum so borrowed, the Trustee may issue a promissory note as Trustee, and secure its repayment by pledging all, or any part of the Trust Fund. No person lending money to the Trustee will be bound to see to the application of the money lent or to inquire into the validity or propriety of any borrowing.

         (j) Other Investments: The Trustee may accept and retain for such time as the Trustee deems advisable any securities or other property received or acquired as Trustee, whether or not such securities or other property would normally be purchased as investments hereunder.

         (k) Documents of Transfer: The Trustee may make, execute, acknowledge, and deliver any and all contracts, deeds, leases, waivers, releases, guarantees, pledges, conveyances, powers of attorney, or other instruments necessary or proper to accomplish any of the powers granted herein.

         (1) Claims, Debts or Damages: The Trustee may settle, compromise, or submit to arbitration any claims, debts, or damages due or owing to or from the Plan.

         (m) Litigation: The Trustee may begin, maintain, or defend any litigation necessary in connection with the administration of the Plan, except that the Trustee will not be obliged or required to do so unless indemnified to its satisfaction.

         (n) Treasury Bills and Certificates of Deposit: The Trustee may invest in Treasury Bills and other forms of United States government obligations and may deposit monies in federally insured savings accounts or certificates of deposit in banks or savings and loan associations.

         (o) Mutual Funds, Money Funds, and Pooled Funds: The Trustee may invest in mutual funds, money funds, and other pooled fund arrangements.

         (p) Miscellaneous: The Trustee may do all such acts and exercise all such rights and privileges, although not specifically mentioned herein, as the Trustee deems necessary to carry out the purposes of the Plan. Further, the Trustee will not be restricted to
               securities  or  other   property  of  the   character   expressly
               authorized by applicable law for trust investments, subject, however, to the requirement that the Trustee discharge his duties with the care, skill, prudence, and diligence, under the circumstances then prevailing, that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of similar character and with similar aims by diversifying the investments to minimize the risks of large losses unless under the circumstances it is clearly prudent not to do so. Further, the Trustee will give due regard to any limitations imposed by the Code or ER] SA so that at all times this Plan may continue to be a qualified retirement plan.

7.03 PURCHASE OF INSURANCE POLICIES: The Trustee may purchase insurance Policies on the lives of the Participants as otherwise provided by the terms of the Plan, as follows (provided, however, that except in a fiduciary capacity, no Trustee who is also a Participant may exercise any ownership rights with respect to any Policy insuring his life):

         (a) Key Man Insurance: The Trustee, with the Administrator's consent, may purchase Policies on any Participant whose employment is deemed to be key to the Employer's financial success. Such Policies will be deemed an investment of the Trust and will be payable to the Trust as the beneficiary thereof. The Trustee may exercise any and all rights granted under such Policies.

         (b) Fiduciaries And Insurers Protected: Neither the Trustee, the Employer, the Administrator, nor any Fiduciary (as defined in
               Section 12.05) will be responsible for the validity of any Policy or the failure of any insurer to make payments thereunder, or for the action of any person which may delay payment or render a Policy void in whole or in part. Further, no insurance company which issues a Policy will be deemed to be a party to this Plan for any purpose nor to be responsible for its validity; nor will it be required to look into the terms of the Plan nor to question any action of the Trustee. The obligations of the insurance company will be determined solely by the Policies terms and any other written agreements between it and the Trustee. The insurance company will act only at the written direction of the Trustee, and will be discharged from all liability with respect to any amount paid to the Trustee. Further, the insurance company will not be obligated to see that any money paid by it to the Trustee or to any other person is properly distributed or applied.

7.04 POOLED TRUST FUNDS: A corporate Trustee may invest Trust assets in any collective investment trust maintained by such Trustee for the pooling of the assets of plans described in Code Section 401 (a) if such trust is exempt from federal income tax, and the provisions of such trust are incorporated herein by reference and will govem the investment of Plan assets therein. Also, any Trustee may pool Trust assets with assets belonging to any other qualified retirement trust created by the Employer, and may commingle such assets and make joint or common investments and carry joint accounts for this Plan and such other trust, allocating undivided shares therein to the two or more trusts in accordance with their respective interests. The Trustee may also buy or sell any assets or undivided interests in this Trust or in any other trust with which the assets of this Trust are pooled.

7.05 VALUATION OF THE TRUST FUND: On each valuation date (that is, the Anniversary Date and such other dates deemed necessary by the Administrator in a manner that does not discriminate in favor of Highly Compensated Employees), the Trustee will determine the net worth of the Trust Fund. Trust assets will be evaluated at fair market value, and all expenses for which the Trustee has not yet obtained reimbursement from the Employer or the Trust Fund will be deducted. A security listed or traded on any recognized exchange will be valued at its last sale price on the valuation date, and if traded on more than one recognized exchange, the Trustee may select the last price on any such exchange. If a sale has not been reported on any such exchange for that day, the mean between the closing bid and asked prices quoted by any such exchange selected by the Trustee will be used. If the closing bid and asked prices do not fairly indicate the actual market value in the opinion of the Trustee or if there is not both a bid and an asked price, the Trustee will obtain a quotation from a reputable broker or investment banker and any other pertinent information and will proceed to determine value. If security is not listed or traded on a recognized exchange, such security will be valued by a consideration of tile bid and asked prices, quotations obtained from a reputable broker or investment banker as of the close of business on the valuation date, or any other pertinent information.

7.06 PAYMENTS FROM THE TRUST FUND: The Trustee will pay Plan benefits and other payments as the Administrator directs, and except as provided by ERISA, the Trustee will not be responsible for the propriety of such payments. Any payment made to a Participant, his legal representative or Beneficiary in accordance with the terms of the Plan will, to the extent thereof, be in full satisfaction of all claims arising against the Trust, the Trustee, the Employer, and the Administrator. Any payment or distribution is contingent on the recipient executing a receipt and release acceptable to the Trustee or Employer.

7.07 COMPENSATION AND EXPENSES: The Trustee, either from the Trust Fund or directly by the Employer, will be reimbursed for all of its expenses and will be paid reasonable compensation as agreed upon from time to time with the Employer. However, no person who already receives full-time pay from the Employer may receive any fees for his services to the Plan either as Trustee or in any other capacity.

7.08 PAYMENT OF TAXES: The Trustee will pay all taxes of the Trust Fund, including property taxes, income taxes, transfer taxes and other taxes which may be levied or assessed upon or in respect of the Trust Fund or any money, property or securities forming a part of the Trust Fund. In addition, the Trustee may withhold from distributions to any payee such sum as the Trustee may reasonably estimate as necessary to cover federal and state taxes for which the Trustee may be liable, which are, or may be, assessed with regard to the amount distributable to such payee. Prior to making any payment, the Trustee may require such releases or other documents from any lawful taxing authority and may require such indemnity from any payee or distributes as the Trustee deems necessary.

7.09 ACCOUNTS, RECORDS, AND REPORTS: The Trustee will (a) maintain records and accounts of all Plan transactions; (b) make them available at all reasonable times for inspection by any person designated by the Administrator; and (c) submit such interim valuations, reports, or other information as the Administrator may require. Within 90 days after the close of a Plan Year or the effective date of the removal or resignation of the Trustee, the Trustee will file a written report with the Administrator of all transactions effected since the end of the period for the last previous report, and approval of such report will be a full acquittance and discharge of the Trustee with respect to all matters set forth therein. Upon the expiration of 90 days from the filing date of the report (or upon earlier specific approval @s provided above) the Trustee will be forever discharged from all liability and accountability with respect to all matters set forth therein, except for actual fraud or any specific transactions to which the Administrator files written objections within such 90-day period. However, the Trustee will not be precluded from seeking a judicial settlement of its account and records.

7.10 TRANSFER OF INTEREST: The Trustee may transfer a Participant's Vested Aggregate Account to another qualified plan maintained by the Participant's new employer if such plan permits the transfer to be made, subject to the following provisions (such provisions to be interpreted and applied in accordance with regulation 1.41l(d)-4, Q-3):

         (a) Participant Election: The transfer will only be made if the Participant voluntarily elects to transfer his benefit to another plan. However, the Participant will be given the option of leaving his benefit in this Plan, subject to Sections 5.05 and 5.06.

         (b) Spousal Consent And Notice: If this Plan provides for a Qualified Joint and Survivor Annuity under Section 5.01, the Participant's spouse must consent to such election, such consent to be obtained in accordance with Section 5.08. Also, before making the election to have his benefit transferred, the Participant must be provided with the written explanation with respect to an election not to receive a Qualified Joint and Survivor Annuity as provided in
               Section 5.08.

         (c) Benefit Must Be Immediately Distributable: Before any transfer can be made under this Section, the Participant whose benefits are being transferred must be eligible under the terms of the Plan to receive an immediate distribution from this Plan. Further, the amount of the benefit being transferred must equal the Participant's entire Vested Aggregate Account balance.

         (d) Benefit Under The Transferee Plan: The transferee plan must provide that the Participant will have a fully Vested Interest in the amount being transferred. In a transfer from this plan to a defined benefit plan, the defined benefit plan must provide a minimum benefit for each Participant whose benefits are being transferred equal to the benefit, expressed as an annuity payable at normal retirement age, that is derived solely on the basis of the amount being transferred by the Participant.

7.11 MULTIPLE TRUSTEES: Unless the Plan Trustees have agreed that a particular act or transaction must be approved by a majority of their number, any single Trustee may act independently on behalf of the Trust and may execute papers on behalf of the Trust.

7.12 EMPLOYMENT OF AGENTS AND COUNSEL: The Trustee may employ such agents and counsel as it deems necessary and may pay their reasonable expenses and compensation. The Trustee will not be liable for any action taken or omitted by it in good faith pursuant to the advice of such agents and counsel.

7.13     LOANS TO PARTICIPANTS:  The Trustee may, in his sole  discretion,  make
         loans  to   Participants   and   Beneficiaries   under  the   following
         circumstances:

         (a) Loans Must Be Nondiscriminatory: Any loan made under this Section must be made available to all Participants on a reasonably equivalent basis. Further, any such loan cannot be made available to Highly Compensated Employees in an amount greater than the amount made available to other Employees.

         (b) Loans Must Bear Reasonable Interest: Any such loan must bear a reasonable rate of interest commensurate with the interest rates charged by persons in the business of lending money for loans which would be made under similar circumstances. The Trustee will treat any loan made hereunder as a directed investment of the Participant, and will allocate the interest on such loan directly to the individual Participant's Account.

         (c) Loans Must Be Adequately Secured: Each such loan will be adequately secured, and in addition to any other security the Trustee may deem necessary, each Participant who receives a loan from the Plan will be required to execute a loan agreement and a promissory note in which the Participant assigns his entire interest in the Plan as security for such loan; provided, however, that the Participant must obtain the written consent of his spouse, if any, no earlier than the beginning of the 90 day period ending on the date the loan is so secured. The consent must be in writing, must acknowledge the effect of the loan, and must be witnessed by the Administrator or a notary public. Such consent will thereafter be binding with respect to the consenting spouse or any subsequent spouse with respect to that loan. A new consent will be required if the Account balance is used for renegotiation, extension, renewal, or other revision of the loan. Also, the use of a Participant's Account balance as security for any loan given under the terms of this Section must be approved in writing by all Trustees and the Plan Administrator.

         (d) Terms Of Repayment: Each loan must be repaid (principal and interest) within 5 years by substantially level payments, not less frequently than quarterly, unless such loan is used to acquire any dwelling unit which within a reasonable time (determined at the time the loan is made) will be used as the Participant's principal residence. However, loans made before January 1, 1987 may provide for periodic repayments which are made less frequently than quarterly and are not necessarily equal.

         (e) Minimum Loan And Maximum Loan: The minimum loan that can be made to a Participant is $1,000. However, no loan (when added to the outstanding balance of all other loans from the Plan) can exceed the lesser of: (1) $50,000 reduced by the excess (if any) of the highest outstanding loan balance from the Plan during the 1-year period ending on the dav before the date on which such loan was made, over the outstanding loan balance from the Plan on the date such loan was made; or (2) one-half of the Participant's Vested Aggregate Account.

         (f) Repayment Of Loan Before Distribution Of Benefit: If a Participant has received a loan from the Plan and he (or his Beneficiary) is entitled to a payment from the Trust Fund before such loan is repaid in full, the Trustees will offset, at the time of distribution, any outstanding indebtedness, including accrued interest, from the total amount otherwise due to the Participant (or his Beneficiary). If a valid spousal consent has been obtained pursuant to paragraph (c) above, then notwithstanding any other provision of this Plan, the portion of the Participant's Vested Aggregate Account balance used as a security interest for a loan will be taken into account for purposes of determining the amount of the Vested Aggregate Account balance payable at the time of death or distribution, but only if the reduction is used as a repayment of the loan. If less than 100% of the Participant's Vested Aggregate Account (determined without regard to the preceding sentence) is payable to the Participant's surviving spouse, then such Vested Aggregate Account will be adjusted by first reducing the Vested Aggregate Account by the amount of the security used as repayment of the loan, and then determining the benefit payable to the surviving spouse.

         (g) Reasons For Immediate Repayment: A Participant's loan will immediately become due and payable if the Participant ceases to be an Employee or if the Participant fails to make a principal and/or interest payment on the loan. If the Participant ceases to be an Employee, the Administrator will immediately request payment of principal and interest on the loan. If the Participant refuses to make such payment, the Administrator will reduce his Vested Aggregate Account balance by the remaining principal and interest of the loan. If the Participant's Vested Aggregate Account balance is less than the amount due, the Administrator will take whatever steps are necessary to collect the balance due directly from the Participant. However, no foreclosure on the promissory note or attachment of the Participant's Vested Aggregate Account balance will occur until a distributable event occurs in the Plan.

         (h) Restrictions On Owners And Shareholders: Loans may not be made to an owner-employee as defined in Code Section 401(c)(3) or to a shareholder-employee unless an exemption from the prohibited transaction rules of the Code and ERISA has been obtained. A shareholder-employee is an employee or officer of an electing small business (Subchapter S) corporation who owns (or is considered as owning within the meaning of Section 318(a)(1) of the Code), on any day during the taxable year of such corporation, more than 5% of the outstanding stock of the corporation.

7.14 DIRECTED INVESTMENT ACCOUNTS: Notwithstanding anything herein to the contrary, a Participant may direct the Trustee in writing with regard to the investment of any Elective Deferrals allocated to his Participant's Account, subject to the following provisions:

         (a) Directed Investment Account: Any investments the Trustee makes at the direction of a Participant will be credited to the Participant's Directed Investment Account. Such account will not receive an allocation of the earnings or losses of the Trust Fund, but rather will only receive an allocation of the actual earnings or losses thereon. Further, any costs or expenses connected with such investment directives will be considered an expense of such Directed Investment Account. Investment directives may be given to the Trustee at any time.

         (b) Trustee's Responsibility And Liability: The Trustee will be required to follow a Participant's investment directive (or the revocation thereof), subject to the restrictions concerning the payment of Policy premiums as set forth in Section 7.03. Neither the Trustee nor the Administrator will be under any duty to question or review any such investment directive, or to make suggestions to the Participant in connection therewith. However, the Trustee may refuse to comply with any investment directive, if, in his sole judgment, such investment would be improper because of any applicable law. However, if the Trustee exercises such authority, he must give the Participant a written statement setting forth his reasons why the investment directive was not followed. Further, the Trustee will bear no responsibility or liability for any loss or expense arising from any directed investment. In addition, the Trustee is absolved of any fiduciary responsibility with respect to such directed investment.

                                    ARTICLE 8
                                  ADMINISTRATOR


8.01 APPOINTMENT, RESIGNATION, REMOVAL, AND SUCCESSION: The Employer will be the Plan Administrator unless it appoints another person or entity. Each Administrator (other than the Employer) will continue until his death, resignation, or removal by the Employer, and any Administrator may resign by giving 30 days written notice to the Employer. If an Administrator dies, resigns, or is removed by the Employer, his successor will be appointed as promptly as possible, and such appointment will become effective upon its acceptance in writing by such successor. Pending the appointment and acceptance of any successor Administrator, any then acting or remaining Administrator will have full power to act.

8.02 POWERS AND DUTIES OF THE ADMINISTRATOR: The Administrator will administer the Plan in accordance with its terms and will have all the powers necessary to carry out its terms. In addition, the Administrator will have the following specific powers and duties:

         (a)   Plan  Interpretation:  All interpretations of the Plan, except as they relate to the Trust, and questions concerning its administration and application, will be determined by the Administrator, and such determination will be final except as otherwise provided.

         (b) Books And Records: The Administrator will maintain all such books of account, records, and other data as are necessary for the proper administration of the Plan and for meeting the reporting and disclosure requirements of the Code and ERISA.

         (c) Annual Statements And Other Information: The Administrator will upon written request of a Participant or Beneficiary provide copies of such material as it deems appropriate or required by law, in which case the Participant or Beneficiary may be required to pay the reasonable cost of preparing and furnishing such material as the Administrator determines or as prescribed and limited by law. In addition, the Administrator will, once during each Plan Year, furnish each Participant or Beneficiary with a statement indicating the balance in his Participant's Account (and his various other Plan accounts) and his Vested Interest therein.

         (d) Summary Plan Description: The Administrator will furnish each Participant and Beneficiary receiving benefits hereunder a copy of the summary plan description and any changes thereto as may be made from time to time.

         (e) Domestic Relations Orders: The Administrator will establish written procedures to determine if a domestic relations order is a qualified domestic relations order (as such terms are defined in Code Section 414(p)), and will also establish procedures to administer any Plan benefits required to be distributed pursuant to such orders.

         (f) Maternity Or Paternity Leave: The Administrator will establish procedures a Participant must follow in verifying Maternity or Paternity Leave. In connection therewith, the Administrator may require the Employee to provide timely information needed to establish that the absence from work is due to Maternity or Paternity Leave and the number of days applicable thereto.

         (g) Information From Employer: The Employer will supply the Administrator (and the Trustee) with such information as they require to enable them to perform their duties. The Administrator (and the Trustee) will be entitled to rely upon such information and will have no duty or responsibility to verify its accuracy.

         (h)   Miscellaneous:   The  Administrator  will,  in  addition  to  the
               foregoing, have all other powers necessary to carry out the terms and conditions of the Plan.

8.03 MULTIPLE ADMINISTRATORS: If there is more than one Administrator, the Employer may delegate specific responsibilities to each one. In addition, the Administrators may delegate specific responsibilities among themselves (unless revoked by the Employer), including, but not limited to, the authority to sign documents. The Employer and the Trustee will be promptly notified in writing of any such delegation. The Trustee thereafter may rely upon any documents executed by the appropriate Administrator.

8.04 EMPLOYMENT OF AGENTS AND COUNSEL: The Administrator may appoint such actuaries, accountants, custodians, counsel, agents, consultants, and other persons deemed necessary or desirable in connection with the administration and operation of the Plan. However, no such persons will be given any authority or discretion concerning the management and operation of the Plan that would cause them to become Plan Fiduciaries.

8.05 COMPENSATION AND EXPENSES: The Administrator may receive such compensation as agreed upon from time to time between the Employer and the Administrator, provided that any person who already receives full-time pay from the Employer may not receive any fees for his services to the Plan as Administrator or in any other capacity. In addition, the Employer will pay all reasonable expenses incurred by the Administrator in the performance of its duties under this Plan. If the Employer fails to pay such expenses, the Trustee will reimburse the Administrator for such expenses out of the Trust Fund.

8.06 CLAIMS FOR BENEFITS: Claims for benefits under this Plan must be filed with the Plan Administrator. All such claims will be handled and disposed of as follows:

         (a) Denial Of Claim: Written notice of the denial of a claim will be furnished to the claimant within 90 days after the application is filed. Such notice will set forth, in a manner calculated to be understood by the claimant, specific reasons for such denial, specific references to the Plan provisions on which the denial is based, a description of any additional material necessary for the claimant to perfect his claim, an explanation of why such material is necessary, and an explanation of the Plan's review procedures.

         (b) Review Procedure: Within 60 days after a claimant receives a denial of his claim, such claimant may make a written request to the Administrator for a review by the Administrator of such denial. The request must set forth all of the grounds upon which it is based, supporting facts, and any other matters the claimant deems pertinent. The Administrator will, upon written application, give the claimant the opportunity to review documents pertinent to his claim and may require the claimant to submit such additional facts, documents or other materials as it deems necessary or advisable in making its review. In conducting such a review, the Administrator may hold a hearing, if it determines that such a hearing is necessary. The Administrator must act upon a request for a review within 60 days after receipt thereof unless special circumstances (such as the need to hold a hearing) require further time, but in no event later than 120 days after receipt. If an extension of time is required, written notice will be furnished to the claimant. If the Administrator confirms the denial in whole or in part, written notice will be furnished to the claimant setting forth, in a manner calculated to be understood by the claimant, the reasons for the denial and references to the Plan provisions on which the denial is based. A claimant must exhaust all remedies set forth in the Plan prior to seeking remedy through actions of the courts and/or governmental bodies.

8.07 SALARY REDUCTION AGREEMENTS: No Elective Deferrals will be made on behalf of any Participant until the Participant has executed a Salary Reduction Agreement. In furtherance thereof, each Participant in this Plan will be given a Salary Reduction Agreement in which he evidences both his intent to reduce his Compensation and the amount of any such reduction, subject, however, to the following conditions and restrictions:

         (a) Modification By Participant: The Salary Reduction Agreement may be changed on of each Plan Year (or on the first business day of each such month if the first day of the month falls on the weekend). The change must be made by filing written notice of the change with the Administrator at least 30 days in advance of the effective date of such change.

         (b) Cancellation By Participant: The Salary Reduction Agreement may be canceled by a Participant at any time during the Plan Year by filing written notice thereof with the Administrator at least thirty days prior to the effective date of the cancellation. A Participant may thereafter make a new Salary Reduction Agreement and once again have the Employer make Elective Deferrals to the Plan on his behalf, but any new such agreement will only be effective at such times as may be designated by the Administrator; and any such new Salary Reduction Agreement must be filed with the Administrator at least 30 days in advance of its effective date.

         (c) Modification By Employer: The Employer may at any time change or suspend the amount by which a Participant's Compensation is reduced pursuant to his Salary Reduction Agreement if the Employer determines that such decrease or suspension is necessary to insure that one of the deferral percentage tests of Code
               Section 401(k) are met. If the Employer changes or suspends the Salary Reduction Agreement, the affected Participant will continue to participate in the Plan. When the situation which resulted in the change or suspension no longer exists, the Employer will reinstate the Salary Reduction Agreement to the fullest extent possible for the affected Participant in a uniform and nondiscriminatory manner.

                                    ARTICLE 9
                             TOP HEAVY DETERMINATION

9.01 DEFINITION OF TOP HEAVY PLAN: For Plan Years beginning after December 31, 1983, this Plan will be (a) a Top Heavy Plan if, as of the Determination Date, Key Employees' Present Value of Accrued Benefits and the sum of their Aggregate Accounts in this Plan and all plans of an Aggregation Group exceed 60% of the Present Value of Accrued Benefits and the Aggregate Accounts of all Participants in this Plan and all plans of an Aggregation Group; or (b) a Super Top Heavy Plan if, as of the Determination Date, Key Employees'Present Value of Accrued Benefits and the sum of their Aggregate Accounts in this Plan and all plans of an Aggregation Group exceed 90% of the Present Value of Accrued Benefits and the Aggregate Accounts of all Participants herein and all plans of an Aggregation Group.

9.02 SPECIAL RULES AND OTHER DEFINITIONS: In determining if this Plan is a Top Heavy Plan or a Super Top Heavy Plan, the following rules and definitions will apply:

         (a) Former Key Employees: If any Participant is a Non-Key Employee for any Plan Year but he was a Key Employee for any prior Plan Year, his Present Value of Accrued Benefit and/or Aggregate Account balance will not be taken into account in determining if this is a Top Heavy Plan or a Super Top Heavy Plan or if any Aggregation Group which includes this Plan is a Top Heavy Group.

         (b) No Services Performed: If a Participant has not performed services for the Employer at any time during the five year period ending on the Determination Date, his accrued benefit and/or Aggregate Account will not be considered in determining if this Plan is a Top Heavy Plan or a Super Top Heavy Plan or if any Aggregation Group which includes this Plan is a Top Heavy Group.

         (c) Determination Of Accrued Benefit: A Non-Key Employee's accrued benefit in a defined benefit plan will be determined by the method used for accrual purposes for all plans of the Employer, or if there is no such method, as if such benefit accrued not more rapidly than the slowest rate permitted by Code Section 41l(b)(1)(C).

         (d)   Definition  Of  Aggregate  Account:  The term  Aggregate  Account
               means,  as  of  each   Determination   Date,  the  balance  in  a
               Participant's Account, plus:

               (1) If the Plan is not subject to Code Section 412, contributions made after the valuation date but on or before the Determination Date, including, in the first Plan Year, those made after the Determination Date allocated as of a date in that first Plan Year; if the Plan is subject to Code
                    Section 412, contributions (1) that would be allocated as of a date not later than the Determination Date, even though they are not yet required to be contributed, such as waived contributions and contributions not paid that resulted in a funding deficiency; and (2) actually made (or due to be made) after the valuation date but before the expiration of the Code Section 412(c)(10) period.

               (2) Distributions made within the Plan Year that includes the Determination Date and the 4 preceding Plan Years, excluding distributions (1) made after the valuation date and before the Determination Date to the extent they are already included in the Participant's Aggregate Account; (2) made because of death, including the cash value of any Policies; and (3) from a terminated plan in the 5 year period ending on the Determination Date if such plan would have been required to be included in an Aggregation Group but for the termination. Distributions with respect to an annuity will be deemed to be the current actuarial value of the annuity on the date of distribution.

               (3) A Participant's own voluntary or mandatory non-deductible contributions; any unrelated rollovers and plan to plan transfers if (A) this Plan is the Plan from which the rollover or transfer is made, or (B) this Plan accepted such rollover or transfer prior to January 1, 1984; and any related rollovers and plan to plan transfers if this Plan is the plan accepting such rollover or transfer, regardless of when it was accepted.

         (e) Definition Of Aggregation Group: The term Aggregation Group means either a Required Aggregation Group or a Permissive Aggregation Group, defined as follows:

               (1) Required Aggregation Group: Required Aggregation Group means each plan sponsored by the Employer (whether or not terminated  and  including  Keogh  plans)  in  which  a  Key
                    Employee participates in the Plan Year containing the Determination Date or any of the 4 preceding Plan Years, and each other plan sponsored by the Employer which during this period enables any plan in which a Key Employee participates to satisfy Code Section 401(a)(4) or Code Section 410. Each plan in the Required Aggregation Group will only be considered top heavy if the Required Aggregation Group is a Top Heavy Group.

               (2) Permissive Aggregation Group: The Employer may include any other plan not required to be included in the Required Aggregation Group if the resulting group taken as a whole would continue to satisfy the provisions of Code Section 401(a)(4) and Code Section 410. Only a plan that is part of the Required Aggregation Group will be considered top heavy if the Permissive Aggregation Group is a Top Heavy Group.

               (3) Plans Required To Be Aggregated: Only those plans of the Employer in which the Determination Dates fall within the same calendar year must be aggregated in determining whether such plans are top heavy.

         (f) Definition Of Determination Date: The term Determination Date means the last day of the preceding Plan Year, or in the case of the first Plan Year, the last day of such first Plan Year.

         (g) Definition Of Present Value of Accrued Benefit: The term Present Value of Accrued Benefit means a Participant's present value of accrued benefit as determined under the provisions of the applicable defined benefit plan.

         (h) Definition Of Top Heavy Group: The term Top Heavy Group means an Aggregation Group in which, as of the Determination Date, the sum of Key Employees' Present Value of Accrued Benefits under all defined benefit plans included in the group and Key Employees' Aggregate Accounts under all defined contribution plans included in the group, exceeds 60% of a similar sum determined for all Participants.

               (i) Definition Of Valuation Date: The term valuation date means the most recent valuation date of the Plan (1) which is performed on the Anniversary Date, and (2) which occurs within the twelve month period preceding the Determination Date.

                                   ARTICLE 10
                        AMENDMENT, TERMINATION AND MERGER

10.01 AMENDMENT: The Employer, by action of its board of directors, will have the right to amend or modify the Plan at any time provided such amendment or modification is in writing. However, any such amendment or modification must comply with the following provisions:

         (a)   No   Increase  In   Responsibilities:   No  such   amendment   or
               modification can increase the responsibilities of the Trustee or Administrator without their written consent.

         (b) No Deprivation Of Benefits: No such amendment or modification can deprive any Participant or Beneficiary of the benefits to which he is entitled from the Plan.

         (c) No Decrease In Accrued Benefit: No such amendment or modification can result in a decrease in the amount of any Participant's accrued benefit except as may be permitted under the terms of Code Section 412(c)(8).

         (d) No Diversion Of Funds: No such amendment or modification, except as otherwise provided, can permit any part of the Trust Fund (other than as required to pay taxes and administration expenses) to be used for or diverted to purposes other than the exclusive benefit of the Participants or their Beneficiaries, or cause or permit any portion of the Trust Fund to revert to or become the property of the Employer.

         (e) No Elimination Of Subsidies Of Benefits: No such amendment or modification to the Plan can eliminate or reduce a retirement-type subsidy, or an early retirement benefit, or an optional form of benefit with respect to benefits attributable to service before the amendment or modification. In the case of a retirement-type subsidy, this provision will apply only with respect to a Participant who satisfies the pre-amendment conditions for the subsidy either before or after the amendment.

10.02 TERMINATION: The Employer has the right to terminate, in whole or in part, the Plan and the Trust at any time by delivering written notice thereof to the Administrator and the Trustee, subject to the following provisions:

         (a)   Termination Procedure: The Employer may terminate the Plan either
               (1) by filing written notice thereof with the  Administrator,  or
               (2) by completely discontinuing contributions to the Plan if the Plan is not covered by the minimum funding provisions of Code
               Section 412. Upon any such termination, the Trustee will continue to administer the Trust until distribution has been made to the Participants, which distribution must (1) occur within a reasonable time after the termination of the Plan, and (2) be made in accordance with the provisions of Article 5 of the Plan.

         (b) Full And Immediate Vesting: Upon any termination of the Plan (whether partial or complete), or upon a complete discontinuance of contributions thereto if the Plan is not covered by Code
               Section 412, any Participant who is affected by such termination will have a 100% Vested Interest in his Participant's Account.

10.03 MERGER OR CONSOLIDATION: This Plan and Trust may not be merged or consolidated with, nor may any of its assets or liabilities be transferred to, any other plan, unless the benefits payable to each Participant if tile Plan was terminated immediately after such action would be equal to or greater than the benefits to which such Participant would have been entitled if this Plan had been terminated immediately before such action.

                                   ARTICLE 11
                               ADOPTING EMPLOYERS

11.01 CONDITIONS OF ADOPTION: Any business organization, such organization hereafter referred to as the Adopting Employer, may adopt this Plan. However, pursuant to any such adoption, each Adopting Employer must agree to the following:

         (a) Plan Trustee And Plan Administrator: Each Adopting Employer must agree to use the Plan Trustee and Plan Administrator that are appointed by the Employer.

         (b) Employer As Agent: Each Adopting Employer must agree to use the Employer as its agent in dealing with all other Fiduciaries of the Plan.

         (c) Plan Amendments: Each Adopting Employer must agree to execute those amendments to the Plan that the Employer deems necessary.

         (d) Rules And Procedures: Each Adopting Employer must agree to abide by such rules and accounting procedures as the Administrator deems necessary for the proper administration of the Plan.

11.02 CONTRIBUTIONS, FORFEITURES AND EXPENSES: All contributions made to the Plan by an Adopting Employer will be contributed subject to the following provisions:

         (a) Exclusive Benefit: All contributions made to the Plan by an Adopting Employer will be held by the Trustee for the exclusive benefit of the Employees of the Adopting Employer making the contribution.

               (b) Forfeitures: All Forfeitures will be used exclusively for the benefit of the Participants of the Adopting Employer for whom the Participant who incurred the Forfeiture worked, unless such Participant is employed by an Affiliated Employer, in which case the Forfeiture will be allocated to a Participant's Account based on the ratio that the Compensation of a Participant employed by an Adopting Employer who is also an Affiliated Employer bears to the Compensation of all such Participants. If an Employee is transferred to an Affiliated Employer, no amount in his Participant's Account will be deemed a Forfeiture under the terms of this Plan.

         (c) Expenses: Any expenses of maintaining the Plan will be paid by each Adopting Employer in the ratio that each Adopting Employer's Participants' Accounts bears to the total of all the Participants' Accounts maintained by this Plan.



11.03    EMPLOYEE  TRANSFERS:  An  Employee's  transfer to or from any  Adopting
         Employer (including the Employer) will not affect his Participant's Account balance, his total Years of Service, Plan Years of Service, and Years of Plan Participation.

11.04 TERMINATION OF PARTICIPATION: An Adopting Employer may terminate its participation in this Plan by delivering written notice thereof to the Trustee. If the assets of the Plan which have been allocated to the Employees of such terminating Adopting Employer are not thereafter transferred within a reasonable time to a successor Trustee designated by the terminating Adopting Employer, then such assets will be distributed to the Employees of such terminating Adopting Employer as if the Plan had terminated under Section 10.02(a).

                                   ARTICLE 12
                                  MISCELLANEOUS

12.01 NO CONTRACT OF EMPLOYMENT: Except as otherwise provided by law, neither the establishment of this Plan, any modification hereto, the creation of any fund or account, nor the payment of any benefits, will be construed as giving any Participant or other person any legal or equitable rights against the Employer, any officer or Employee thereof, or the Trustee, except as herein provided. Further, under no circumstances will the terms of employment of any Participant be modified or otherwise affected by this Plan.

12.02 ALIENATION OF BENEFITS: Except as may otherwise be provided in a qualified domestic relations order (as such term is defined in Section 414(p) of the Code), or except as may otherwise be provided in Article 7 if this Plan provides for loans to Participants, the benefits of any Participant or Beneficiary payable from the Trust will not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, and any attempt to accomplish the foregoing will be void. In addition, such benefits will not be subject in any manner to the debts, contracts, liabilities, engagements, or torts of any such person. Further, no such benefits, proceeds, payments, or claims will be considered an asset of the Participant or Beneficiary in the event of his insolvency or bankruptcy.

12.03 DISTRIBUTION IN EVENT OF LEGAL INCAPACITY: If any person entitled to Plan benefits (the Payee) is under anv legal incapacity, or, in the sole judgment of the Administrator, is unable to apply such benefits in furtherance of his own interest, payments may be made in any one or more of the following ways as directed by the Administrator: (a) to the Payee directly; (b) to the guardian or legal representative of the Payee's person or estate; (c) to a relative of the Payee, to be expended for his benefit; or (d) to the custodian of the Payee under any Uniform Gifts to Minors Act. The Administrator's determination of minority or incapacity will be final. Any payment made hereunder will be in complete discharge of all obligations of the Trustee, the Employer, and Plan to the extent of the payments so made.

12.04 MISSING PARTICIPANT OR BENEFICIARY: Each Participant and Beneficiary must file his mailing address and each change thereof with the Administrator. Any Plan correspondence addressed to a Participant or Beneficiary at the last such address, or if no address has been filed, then to his last address filed with the Employer, will be binding on such Participant or Beneficiary for all Plan purposes. If the Participant or Beneficiary cannot be found, his Plan benefits will, after 5 consecutive 1 -Year Breaks In Service have occurred, be treated as a Forfeiture. If such Participant or Beneficiary is later found, the benefit will be restored.

12.05 FIDUCIARIES AND BONDING: The Fiduciaries will have only those powers and duties that are specifically given to them in this Plan. In addition, every Fiduciary other than a bank, an insurance company, or a Fiduciary of a Plan sponsor which has no common-law employees, will be bonded in an amount not less than 1O% of the amount of funds under such Fiduciary's supervision, but such bond will not be less than $ 1,000 or more than $500,000. The bond will provide protection to the Plan against any loss for acts of fraud or dishonesty by the Fiduciary alone or in concert with others. The cost of such bond will be an expense of either the Employer or the Trust. For purposes hereof, a Fiduciary is anyone who (a) exercises any discretionary authority or control over Plan management or the disposition of Plan assets; (b) renders investment advice for a fee or other compensation (direct or indirect); or (c) has any discretionary authority or responsibility over Plan administration.

12.06 SEVERABILITY OF PROVISIONS: If any Plan provision is held invalid or unenforceable, such invalidity or unenforceability will not affect any other provision of this Plan, and this Plan will be construed and enforced as if such provision had not been included.

12.07 GENDER AND NUMBER: Words in this Plan that are used in the masculine gender will be construed as though they were also used in the feminine or neuter gender where applicable, and words used in the singular form will be construed as though they were also used in the plural form where applicable.

12.08 TITLE TO ASSETS: No Participant or Beneficiary will have any right to, or any interest in, any assets of the Trust upon separation from service with the Employer, Affiliated Employer, or Adopting Employer, except as otherwise provided by the terms of the Plan.

12.09 HEADINGS AND SUBHEADINGS: Headings and subheadings are inserted in this Plan for convenience of reference. They constitute no part of this Plan and are not to be considered in its construction.

12.10 LEGAL ACTION: Unless otherwise prohibited by law, the Employer or the Trust will reimburse the Trustee and the Administrator for all costs, attorneys fees and other expenses associated with any claim, suit, or proceeding concerning the Plan and/or Trust which is brought against the Trustee or the Administrator.

12.11 CONTROLLING LAW: This Plan and Trust will be construed and enforced according to the laws of the state where the Employer maintains his principal place of business, to the extent not preempted by the provisions of ERISA.


           IN WITNESS WHEREOF, this Plan and Trust have been executed by the Employer and the Trustees on the day, month and year first above written.

                                                  ORION NETWORK SYSTEMS, INC.

                                                  By
                                                    ----------------------------



                                                  TRUSTEES


                                                  ------------------------------
                                                  Stanley Cooper



                                                  ------------------------------
                                                  LeMoyne Zacherl